     A MISSOURI STOCK COMPANY . HOME OFFICE; JEFFERSON CITY, MISSOURI 65101 ADMINISTRATIVE OFFICE: 4333 EDGEWOOD ROAD N.E., CEDAR RAPIDS, IOWA 52499
                                1-800-866-6007



We, Providian Life and Health Insurance Company, have issued this Contract on the life of the Annuitant in consideration of Our receipt of Your Initial Purchase Payment.

This plan provides a monthly Annuity Payment for the life of the Annuitant. Payments start on the Annuity Date.

Benefits under this Contract when based on the investment experience of a separate account are variable and are not guaranteed as to amount.

FREE LOOK PERIOD - RIGHT TO CANCEL CONTRACT

If for any reason You are not satisfied with this Contract, You may return it to Us within 10 days (20 days if this Contract is replacing a previously existing life insurance or annuity contract) of the date You received it. You may return it by delivering or mailing it to Our Administrative Office, 4333 Edgewood Road N.E., Cedar Rapids, IA 52499, or to the agent from whom You purchased this Contract. If returned, the Contract shall be void from the Contract Date. We will return the Accumulated Value of Your Contract, as of the date We receive it, plus any loads, fees, and/or Premium Taxes that may have been subtracted from Your Purchase Payment(s).

This is a legal contract between You and Us.  READ THE CONTRACT CAREFULLY.

Signed for the Company by its President and Secretary.



Bart Herbert, Jr.                       Susan E. Martin
President                               Secretary



Flexible Premium Multi-Funded Variable Deferred Annuity Contract

The Details Of The Variable Provision Begin On Page 8

Nonparticipating



[THE GUARANTEED EQUITY FIXED ACCOUNT OPTION DOES NOT PROVIDE CASH SURRENDER VALUES PRIOR TO THE END OF THE GUARANTEED PERIOD] (appears only in states where Guaranteed Equity Option is allowed)

TABLE OF CONTENTS
Index
                                                                        Page No.

Right to Cancel Contract........................................................
Contract Schedule Page..........................................................
Definitions.....................................................................
The Separate Account............................................................
     Accumulated Value
Exchanges
     Dollar Cost Averaging......................................................
     Asset Rebalancing..........................................................
Withdrawals
     Partial or Full Withdrawals................................................
     Systematic Withdrawal Option...............................................
Death Benefit...................................................................
Ownership, Assignment and Beneficiary...........................................
Death of Annuitant..............................................................
Death of Annuitant's Beneficiary................................................
Death of Owner..................................................................
General Provisions..............................................................
Annuity Payment Options.........................................................
Annuity Tables..................................................................

Contract Schedule Page

Please address all correspondence to the address listed below. Include the Contract number on all correspondence in order to facilitate the processing of the request.

Providian Life and Health Insurance Company
Administrative Office
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499


Contract Schedule:



Contract Owner:                xxxxxxxxxxxxxxxx       Contract Number:                      xxxxxxxxxxx
Joint Owner:                   yyyyyyyyyyyyyyyy       Contract Date:                        yyyyyyyyyyy
Annuitant:                     zzzzzzzzzzzzzzzz       Annuity Date:                         zzzzzzzzzzz
Annuitant's Beneficiary:       @@@@@@@@@@@@@@@@       Initial Purchase Payment:             @@@@@@@@@@@
Death Benefit:                 6 Year Step-up


Each Subaccount of the Providian Life and Health Insurance Company Separate Account V offered in this Contract invests in a corresponding Portfolio of the Providian Life and Health Advisor's Edge Select Fund(s). These Portfolios are listed below. The allocation of the Initial Purchase Payment that You chose is also shown below.

Separate Account Allocations


Dreyfus Small Cap Value Portfolio                 %     Enhanced Index managed by J.P. Morgan             %
Federated American Leaders Portfolio              %     Federated Utility Portfolio                       %
Federated Prime Money Portfolio                   %     Federated High Income Bond Portfolio              %
Federated Fund for U.S. Government                %     Montgomery Growth Portfolio                       %
Securities Portfolio
Montgomery Emerging Markets Portfolio             %     SteinRoe Special Venture Portfolio                %
Strong International Stock Portfolio              %     Strong Schafer Value Portfolio                    %
Wanger U.S. Small Cap Advisor Portfolio           %     Wanger International Small Cap Portfolio          %
Warburg Pincus International Equity Portfolio     %     Warburg Pincus Small Company Growth Portfolio     %
T Rowe Price International Stock Portfolio        %


Fixed Account Allocations:
One-Year Guaranteed Rate Option
Multi-Year Guaranteed Rate Option
Guaranteed Equity Option
Dollar Cost Averaging Option

Contract Charges:


 . Daily Administrative Charge corresponding to an annual charge of .15% of the value of the Subaccounts.

 . Daily Mortality and Expense Risk Charge corresponding to an annual charge of 1.35% of the value of the Subaccounts.

We have the right to charge a fee of $15 for each Exchange after the first 12 Exchanges made in any Contract Year. All Exchanges made simultaneously will be treated as a single request.

Definitions

Whenever used in this Contract, the following shall mean:

Accumulated Value
The value of all amounts accumulated under the Contract prior to the Annuity
Date.

Adjusted Death Benefit

The Adjusted Death Benefit during the first six Contract Years will be equal to the sum of all Net Purchase Payments made less any partial withdrawals. During each subsequent six-year period beginning before age 81, the Adjusted Death Benefit will be equal to the Death Benefit on the last day of the previous six-year period, plus any Net Purchase Payments made, less any partial withdrawals taken during the current six-year period. For any six-year period after the one in which the Annuitant attains age 81, the Adjusted Death Benefit will be equal to the Death Benefit on the last day of the six-year period before age 81 occurs, plus any Net Purchase Payments subsequently made, less any partial withdrawals subsequently taken.

Administrative Charge
A daily charge to the Contract to cover issuance and maintenance costs expected to be incurred over the life of the Contract.

Annuitant
The person or persons on whose life expectancy the duration of any Annuity Payments under Payment Options 1, 2, 3, and 4 is determined and upon whose death, benefits under the Contract are paid. See Primary Annuitant.

Annuitant's Beneficiary
The person to whom any benefits are due upon the Annuitant's death.

Annuity Date
The date on which Annuity Payments begin. The Annuity Date is always the first day of the month.

Annuity Payment
One of a series of payments made under an Annuity Payment Option.

Annuity Payment Option
One of several ways in which the Accumulated Value of this Contract can be paid. Under a Fixed Annuity Option, the dollar amount of each Annuity Payment does not change over time. Under a Variable Annuity Option, the dollar amount of each Annuity Payment will change over time, depending upon the investment experience of the underlying Portfolio or Portfolios You choose.

Annuity Unit
Unit of measure used to calculate variable Annuity Payments.

Annuity Unit Value
The value calculated for each Annuity Unit.

Business Day
A day when the New York Stock Exchange is open for trading.

Contract Anniversary
Any anniversary of the Contract Date.

Contract Date
The date of issue of this Contract as shown on the Contract Schedule Page.

Contract Year
A period of 12 months starting with the Contract Date or any Contract
Anniversary.

Death Benefit
The greater of the Adjusted Death Benefit or the Contract's Accumulated Value on the date that We receive proof of the Annuitant's death.

Exchange
One Exchange will be deemed to occur with each voluntary transfer from any Subaccount. All exchanges made simultaneously will be treated as a single request.

Free Look Period
The period during which this Contract can be canceled.

Initial Purchase Payment
The first payment You make to purchase this Contract. The Initial Purchase Payment must be at least $25,000 for Non-Qualified Contracts and $1,000 (or $50 if payments are to be made by monthly payroll deduction) for Qualified Contracts. In no event, however, can the Initial Purchase Payment be greater than $1,000,000 without Our consent. The Initial Purchase Payment less any applicable Premium Tax, if any, will be credited to Your Accumulated Value within two Business Days after We receive Your Initial Purchase Payment.

Mortality and Expense Risk Charge
An annual charge to the Contract as compensation to the Company for bearing certain mortality and expense risks under the Contract. These risks include the guarantees associated with the Death Benefit and any fixed annuity payments made, and the first variable annuity payment.

Net Asset Value
The Net Asset Value of a fund share is the per-share value calculated by the Fund. The Net Asset Value is computed by adding the value of the Subaccount's investments, cash and other assets, subtracting its liabilities, and then dividing by the number of shares outstanding. Net Assets Values of Fund shares reflect investment advisory fees and other expenses incurred in managing a Fund.

Net Investment Factor
The Net Investment Factor used to calculate the value of an Accumulation Unit in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

  (a) is the result of:
     (1) the net asset value of a Fund share held in that Subaccount determined as of the end of the current Valuation Period; plus
     (2) the per share amount of any dividend or capital gain distributions made by the Fund for shares held in that Subaccount if the ex-dividend date occurs during the Valuation Period; plus or minus
     (3) a per share credit or charge for any taxes reserved for, which We determine to have resulted from the investment operations of that Subaccount.

  (b) is the net asset value of a Fund share held in that Subaccount determined as of the end of the immediately preceding Valuation Period.

  (c) is a factor representing the Mortality and Expense Risk Charge and the Administrative Charge.

  This factor is less than or equal to, on an annual basis, the percentage shown on the Schedule Page of the daily net asset value of a Fund share held in that Subaccount.

Net Purchase Payment
Any Purchase Payment less any applicable Premium Tax.

Nonnatural Owner
Any Owner that is not a living person or persons.

Non-Qualified Contract
Any Contract other than those described under the Qualified Contract definition in this Definitions section.

Owner
The purchaser of this Contract, as shown in the Contract Schedule Page. Any Joint Owner shares ownership in all respects with the Owner. The Owner has the right to assign ownership to a person or party other than himself.

Owner's Designated Beneficiary
The person You designate to receive Your interest in this Contract if You die, pursuant to Section 72(s) of the Internal Revenue Code of 1986, as amended, unless You are also the Annuitant, in which case the Annuitant's Beneficiary is entitled to the benefits due.

Payee
You, the Annuitant, the Owner's Designated Beneficiary, the Annuitant's Beneficiary or any other person, estate, or legal entity to whom benefits are to be paid.

Portfolio
A collection of various types of securities available for investment under this Contract.

Premium Tax
A regulatory tax that may be assessed by Your state on the Purchase Payments You make to this Contract or at the time Annuity Payments begin. The amount which We must pay as Premium Tax will be deducted from each Purchase Payment or from Your Accumulated Value at the time it is incurred by Us.

Primary Annuitant
First person named as the Annuitant on the Contract Schedule Page.

Proof of Death
A certified death certificate; a certified decree from a court of competent jurisdiction as to the finding of death; a written statement by a medical doctor who attended the deceased; or any other proof satisfactory to Us.

Purchase Payment
An amount You invest in this Contract. Purchase Payments after the Initial Purchase Payment may be made at any time prior to the Annuity Date as long as the Annuitant is living. Each Purchase Payment after the Initial Purchase Payment must be at least $500 for Non-Qualified Contracts or $50 for Qualified Contracts. The total of all Purchase Payments may not exceed $1,000,000 without Our consent. Net Purchase Payments received prior to the close of the New York Stock Exchange will be credited to Your Accumulated Value at the close of business that same day. Net Purchase Payments received after the close of the New York Stock Exchange will be credited the following Business Day.

Qualified Contract
An annuity contract as defined under certain sections of the Internal Revenue Code, as amended (the "Code").

SEC
The Securities and Exchange Commission.

Separate Account

The Providian Life and Health Insurance Company Separate Account V. The Separate Account consists of assets that are segregated by Us and invested in the Fund(s) as shown on the Schedule Page. The investment performance of the Separate Account is independent of the performance of the general assets of the Company.

Subaccount
That portion of the Separate Account which invests in shares of the Fund(s)' Portfolios. Each Subaccount will invest only in a single Portfolio. The investment performance of each Subaccount is linked directly to the investment performance of the underlying Portfolio of the Fund(s).

Valuation Period
A period between two successive Business Days commencing at the close of business on the first Business Day and ending at the close of business of the following Business Day.


We, Us, Ours
"We" means Providian Life and Health Insurance Company. "Us", "Our" and "Ours" also refer to Providian Life and Health Insurance Company.


Withdrawal
Any amount equal to or greater than $500 that the Owner may remove from the Contract prior to the Annuity Date. Accumulated Value will be reduced by any Withdrawal.

Written Request (or Written Notice)
Any notice, change or request in writing by You to Us. It is how You let Us know any requests You have or changes You want to make to this Contract. Such requests must be in a format and content acceptable to Us. A signature guarantee may be required for Your protection.

You, Your, Yours
"You" refers to the purchaser ("Owner") of this Contract unless another Owner is named by You, the purchaser. The term shall also include any person named as Joint Owner. A Joint Owner shares ownership in all respects with the Owner. The Owner has the right to assign ownership to a person or party other than himself. "Your" and "Yours" also refer to the Owner and the Joint Owner.

The Separate Account

Nature of the Separate Account
The Separate Account was established under Missouri law and is registered with the SEC under the Investment Company Act of 1940 as a Unit Investment Trust type of investment company. We established the Separate Account to support variable annuity contracts. We own the assets of the Separate Account and keep them separate from the assets of Our general investment account.

We use the assets of the Separate Account to buy shares in the Fund(s). The Separate Account has Subaccounts which are invested in corresponding specific Portfolios of the Fund(s). Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in Our other investment accounts.

We will determine the value of the assets in the Separate Account at the end of each Business Day. In order to determine the value of an asset on a day that is not a Business Day, We will use the value of that asset as of the end of the next Business Day.

We will always keep assets in the Separate Account with a value at least equal to the total investment amount under Contracts similar to this one. To the extent those assets do not exceed this total, We use them to support only those Contracts and do not use those assets to support any other business. We may use any excess over this amount at Our discretion.

Subaccounts
The Separate Account has several Subaccounts. Each Subaccount invests in a corresponding Portfolio of the Fund(s). The Portfolios available on the Contract Date are listed on the Contract Schedule Page.

Allocations to the Subaccounts
You determine, using whole percentages, what portion of the Net Purchase Payment(s) will be allocated among the Subaccounts. The Contract Schedule Page will show Your initial allocation percentages. You may choose to allocate nothing to a particular Subaccount. The minimum balance for each Subaccount prior to the Annuity Date must be at least $250.

You may change the allocation percentages for additional Purchase Payments at any time. The change will take effect on the date We receive notice as required by Us.

Accumulated Value
On the Contract Date, the Accumulated Value is equal to Your Initial Purchase Payment less any applicable Premium Tax. On any Business day after the Contract Date, the Accumulated Value is equal to the Accumulated Value from the previous Business Day, PLUS:

1.  Any Additional Net Purchase Payments received;  and
2. Any increase in the value of the Subaccount(s), due to investment results, to which the Accumulated Value is allocated;

LESS:
1. Any decrease in the value of the Subaccount(s), due to investment results, to which the Accumulated Value is allocated;
2.  The Mortality and Expense Risk Charge, as shown on the Contract Schedule
    Page;
3.  The daily Administrative Charge, as shown on the Contract Schedule Page;
4.  Any applicable fees for exchanges as shown  on the Contract Schedule Page;
    and
5.  Any withdrawals.

Exchanges

Exchanging Units
You may make as many Exchanges among Subaccounts during a Contract Year as You wish, provided You maintain a minimum balance of $250 in any Subaccount to which You have allocated Net Purchase Payments. We have the right to charge a fee of $15 for each Exchange after the first 12 Exchanges made in any Contract Year.

Exchanges may be made by notifying Us in writing. All Exchanges made simultaneously will be treated as a single request.

If You make an Exchange from one Subaccount to any of the other Subaccounts at any time prior to the Annuity Date, We will reduce the value of that Subaccount by the amount exchanged.



Dollar Cost Averaging
If You have at least $5,000 of Accumulated Value in the money market portfolio, or Dollar Cost Averaging Fixed Account (if shown on the Contract Schedule Page), You may elect to have a specified dollar amount transferred from that Subaccount to other Subaccounts on a monthly basis.

The minimum amount You may exchange each month is $250 for each Subaccount. The maximum amount You may transfer is equal to the value of the money market portfolio (or Dollar Cost Averaging Fixed Account) when You made Your election, divided by 12. You may change the amount to be exchanged once each Contract Year provided We receive Written Notice at least seven days prior to the next exchange date.

We will make this Exchange each month on the same date as the Contract Date. The dollar amount will be allocated to the Subaccounts in the proportions You specified in Your notice. If, on any Exchange date, the value in the money market portfolio (or Dollar Cost Averaging Fixed Account) is equal to or less than the amount You elected to have exchanged, We will exchange the entire amount and Dollar Cost Averaging will cease.

You may cancel this option at any time provided We receive Written Notice at least seven days prior to the next exchange date.

Asset Rebalancing
Prior to the Annuity Date, You may instruct Us to automatically exchange amounts among the Subaccounts of the Separate Account to maintain a desired allocation of the Accumulated Value among those Subaccounts. Rebalancing will occur monthly, quarterly, semi-annually, or annually, beginning on the date You select. You must select the percentage of the Separate Account Accumulated Value You desire in each of the various Subaccounts offered (totaling 100%). Rebalancing can be started, stopped or changed at any time, except that rebalancing will not be available when Dollar Cost Averaging is in effect or when any other Exchange is requested.


Withdrawals

Partial or Full Withdrawals
You may make a partial or full withdrawal of Your Accumulated Value at any time before the Annuity Date. The minimum partial withdrawal is $500. On the Annuity Date, You may elect to have the full withdrawal amount paid in a lump sum, or You may elect to have it all paid out under an Annuity Payment Option. See Payment Option section for more information.

On the date We receive Your Written Request for a partial withdrawal, the Accumulated Value will be reduced by an amount equal to the withdrawal amount, subject to the following:

1. Partial withdrawals will be deducted as directed by You in Your Written Request for a partial withdrawal. In the absence of specific direction from You, We will make deductions from the Subaccounts to which You have allocated Net Purchase Payments on a pro rata basis.

2. If a partial withdrawal or exchange would reduce the value in a Subaccount to less than $250, the remaining balance in that Subaccount will be exchanged to the other Subaccounts in which the Contract's Accumulated Value is then allocated on a pro rata basis. If the Accumulated Value under this Contract is less than $1,000, We reserve the right to terminate the Contract and pay You the Accumulated Value. You will be notified if Your Accumulated Value is below the minimum, and will be given 60 days in which to make an additional Purchase Payment.

On the date We receive Your Written Request for full withdrawal, the amount payable is the Accumulated Value.

Systematic Withdrawal Option
You may elect to have a specified dollar amount withdrawn from that portion of Your Contract's Accumulated Value which is allocated to the Subaccounts, on a monthly, quarterly, semiannual or annual basis. The minimum amount for each withdrawal is $100.

You may elect this option by completing a Systematic Withdrawal Request Form. We must receive it at least 30 days prior to the date You want systematic withdrawals to begin. We will process each systematic withdrawal on the date and at the frequency specified by You in Your Systematic Withdrawal Request Form. We will forward the withdrawal amount to You within 10 Business Days of the process date.

You may change the amount to be withdrawn, or elect to cancel the systematic withdrawals at any time provided We receive Written Notice at least 30 days prior to the next systematic withdrawal date.

We reserve the right to discontinue offering this systematic withdrawal option. We will notify You in writing 30 days prior to discontinuing this option.


Death Benefit


Death Benefit Prior to the Annuity Date
We will pay the Death Benefit to the Annuitant's Beneficiary when we receive proof that the Annuitant died prior to the Annuity Date. The Death Benefit may be paid as a lump sum cash benefit or an annuity payment benefit. If You and the Annuitant are the same person and the Annuitant's Beneficiary is your surviving spouse, then the Annuitant's Beneficiary may elect to be treated as the Owner's Designated Beneficiary pursuant to the "Owner's Death Before Entire Interest is Distributed" provision.


Ownership, Assignment and Beneficiary

Ownership of the Contract
You may, while the Annuitant is living:
1.  Assign this Contract.
2.  Surrender the Contract to Us.
3.  Amend or modify the Contract with Our consent.
4.  Receive Annuity Payments or name a Payee to receive the payments.
5. Exercise, receive and enjoy every other right and benefit contained in the Contract.


The Annuitant is the Owner unless You have designated another person as Owner. During the Annuitant's lifetime, all rights and privileges under this Contract may be exercised solely by the Owner. The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary, and of the spouse in a community or marital property state. Unless We have been notified of a community or marital property interest in this contract, We will rely on Our good faith belief that no such interest exists and will assume no responsibility for inquiry. From time to time, We may require proof that the Annuitant is still living.

Change of Ownership
In the case of a Non-Qualified Annuity, You can change the Owner of this Contract, from Yourself to a new Owner, in a Written Request that You sign that gives Us the facts that We need. When this change takes effect, all rights of ownership in this Contract will pass to the new Owner.

A change of Owner will not be effective until it is recorded by Us. After it has been so recorded, the change will take effect as of the date You signed the Written Request. However, if the Annuitant dies before the notice has been so recorded, it will not be effective as to those proceeds We have paid before the change was recorded by Us. We may require that the change be endorsed in the Contract. Changing the Owner or naming a new Successor Owner cancels any prior choice of Successor Owner, but does not change the Beneficiary or the Annuitant.

A change in ownership may result in adverse tax consequences.

Assignment of the Contract
We are not responsible for the validity or effect of any assignment. No assignment will be recognized until We receive Written Notice. The interest of any Annuitant's Beneficiary which the assignor has the right to change shall be subordinate to the interest of an assignee. Any amount paid to the assignee shall be paid in one sum, notwithstanding any settlement agreement in effect at the time the assignment was executed. We shall not be liable as to any payment or other settlement made by Us before We received the Written Notice.

Annuitant's Beneficiary
You may name an Annuitant's Beneficiary in writing. You may make this designation irrevocable by a Written Notice filed and approved by Us. An irrevocable Annuitant's Beneficiary may be changed only with his or her own written consent. (If an irrevocable Beneficiary dies, You may designate a new Beneficiary.) Changes in Annuitant's Beneficiary must be made by Written Notice to Us. The notice must have been postmarked (or show other evidence of delivery that is acceptable to Us) on or before the date of death. The change will take effect on the date the notice is signed, whether or not You are living when We receive it. We will acknowledge in writing receipt of this notice. The change will not affect any payment made or other action taken before the Written Notice was received.

You may direct that the Annuitant's Beneficiary shall not have the right to withdraw, assign or commute any sum payable under an option. In the absence of such election or direction, the Annuitant's Beneficiary may change the manner of payment or make an election of any option.

Death of Annuitant

Annuitant's Death Prior to Annuity Date
If the Owner and the Annuitant are different and if the Annuitant dies prior to the Annuity Date, the following will apply unless You have made other provisions:

1.  If there is more than one Annuitant's Beneficiary, each will share equally.
2. If one of two or more Annuitant's Beneficiaries has already died, that share of the Death Benefit will be paid equally to the surviving Annuitant's Beneficiaries.
3. If no Annuitant's Beneficiary is living, the Death Benefit will be paid to You, your legal representatives or assigns.
4. If an Annuitant's Beneficiary dies at the same time as the Annuitant, the Death Benefit will be paid as though the Annuitant's Beneficiary had died first.
5. If an Annuitant's Beneficiary dies within 15 days after the Annuitant's death and before we receive due proof of the Annuitant's death, the Death Benefit will be paid as though the Annuitant's Beneficiary had died first.
6. If any Annuitant's Beneficiary is alive at the time the Death Benefits become payable, but dies before receiving their payment, their share will be paid to their estate.

The Annuitant's Beneficiary may choose to receive a lump sum payment or to receive a series of payments under one of the Annuity Payment Options available under the Contract. However, any election to receive an Annuity Payment Option must be made within 60 days of the date on which the Death Benefit becomes payable. These Annuity Payments must begin within one year of the date the Death Benefit became payable.

Annuitant's Death After Annuity Date
If the Annuitant dies on or after the Annuity Date, any unpaid payments certain will be paid to the Annuitant's Beneficiary.

Death of Annuitant's Beneficiary

Death of Annuitant's Beneficiary
If an Annuitant's Beneficiary who is currently receiving Annuity Payments dies, any remaining Payments Certain will be paid to that Annuitant's Beneficiary's named beneficiary as they come due.


Death of Owner

Owner's Death Before Entire Interest is Distributed:
If any Owner dies before the entire interest in the Contract is distributed:

1.  The following applies:
    (a) If You die on or after the Annuity Date, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of death; and

    (b) If You die before the Annuity Date, the entire interest in this Contract will be distributed as follows:
        1)     within five years after the date of the Owner's death;
        2) over the lifetime of the Owner's Designated Beneficiary of this Contract; or
        3) over a period that does not exceed the life expectancy, as defined by Internal Revenue Code regulations, of the Owner's Designated Beneficiary of this Contract.

        Subparagraphs 2) and 3) apply only to individuals, and such payments must start within one year of the date of such Owner's death.

       The preceding paragraph (b) does not apply in the case of a Qualified Contract. Any after death distributions from a Qualified Contract must comply with the specific Internal Revenue Code requirements applicable to such Qualified Contract.

2. Special rule where surviving spouse is entitled to Death Benefit: If any Owner dies before the Annuity Date and the individual entitled to the Death Benefit is your surviving spouse, he or she may elect to become the Owner under the Contract and to treat the Contract as his or her own. If no such election is made, payments will be made to your spouse in accordance with paragraph (b).

Special rules for Nonnatural Owners
If a Nonnatural person is named as Owner of this Contract, then the death of the Primary Annuitant shall be treated as the death of the Owner and the entire interest in this Contract must be distributed within five years of (1) the Primary Annuitant's death prior to the Annuity Date, or (2) a change in the Primary Annuitant.

General Provisions

Entire Contract
The entire contract consists of this Contract, including any riders or endorsements. Changes to this Contract are not valid unless We make them in writing. They must be signed by one of Our Executive Officers. No agent has the authority to change this Contract or to waive any of its provisions.

Incontestability
This Contract is incontestable from the Contract Date.

Nonparticipating
This Contract is nonparticipating. This means We do not pay dividends on it. The Contract will not share in Our profits or surplus.

Protection of Proceeds and Payments
To the extent permitted by law, neither the proceeds nor any payments under this Contract shall be subject to the claims of creditors or legal process.

Annual Statement
You will receive an annual statement at least once each Contract Year. It will show such things as the beginning and ending account values, as well as any additional Purchase Payments, withdrawals, exchanges, or charges that apply to this Contract for the year. The statement may contain other information required by law or regulation.

Misstatement of Age or Sex
If the Annuitant's age or sex is misstated, payments will be adjusted to the amount which would have been provided for at the correct age or sex. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

Deferment of Payment
If a lump sum or cash withdrawal is to be paid from the Separate Account, payment will be made within seven calendar days from the date the election becomes effective.

We may defer payment in cases where the New York Stock Exchange is closed or trading has been restricted by the SEC, or when the SEC allows Us to defer payments in order to protect Our Contract Owners.

Contract Amendment
We will amend this Contract from time to time in cases where We are acting to comply with the United States Internal Revenue Code and/or regulations of the United States Treasury Department, or are acting to maintain the tax-deferred status of this Contract, pursuant to these provisions or regulations. You have the right to refuse such amendment. Such refusal may result in adverse tax consequences.

Rights Reserved by the Company
Subject to any required approval by the SEC, the Missouri Department of Insurance, and any other regulatory authority, We reserve the right, when permitted by law, to:

a)  deregister the Separate Account under the Investment Company Act of 1940;
b)  manage the Separate Account under the direction of a committee at any time;
c) restrict or eliminate any voting rights of policyowners or other persons who have voting rights as to the Separate Account; and
d)  combine the Separate Account with one or more other separate accounts;
e)  create new Separate Accounts;

f) add new Subaccounts to or remove existing Subaccounts from the Separate Account, or combine Subaccounts;
g) add new underlying mutual funds, remove existing funds, or substitute a new fund for an existing fund.

We also reserve the right to exchange assets of the Separate Account, which We determine to be associated with the class of policies to which this contract belongs, to another separate account. If this type of exchange is made, the term "Separate Account", as used in this contract, shall then mean the separate account to which the assets were exchanged.



Annuity Payment Options

You may elect that Annuity Payments be received on a fixed basis, a variable basis, or some combination of both.

Proceeds
The normal Annuity Date is the first day of the month following the Annuitant's 85th birthday. However, You may choose to advance or defer the Annuity Date, provided that notice of each change is received by Us at least thirty (30) days prior to the then current Annuity Date. Except as otherwise permitted by Us, a new Annuity Date must be a date which is: (1) at least thirty (30) days after the date notice of the change is received by Us and (2) not later than the last day of the Policy month starting after the Annuitant's 85th birthday. In no event will an Annuity Date be permitted to be later than the last day of the Policy month following month of the Annuitant's 95th birthday. The Annuity Date may also be changed by the Beneficiary's election of the Annuity Option after the Annuitant's death. On the Annuity Date the proceeds to be applied under a Payment Option will be equal to the Contract's Accumulated Value 10 Business Days prior to the Annuity Date less any applicable Premium Tax. Any Accumulated Values attributable to Fixed Account Allocations, if any, as listed on the Contract Schedule Page, will become a portion of the proceeds to be applied under a Payment Option. No Market Value Adjustment or Interest Penalty will apply on the Annuity Date.

Annuity Payments
The Annuitant at the Annuity Date may be either the Contract Owner or the individual named as the Primary Annuitant as shown on the Contract Schedule Page. Annuity Payments are made monthly, quarterly, semi-annually, or annually starting on the Annuity Date. We may require all monthly and quarterly payments to be made by Electronic Funds Transfer. The Annuity Payments are guaranteed to be no less than the amount provided by the Annuity Tables. The minimum payment is $100. The number of payments made in a year may be adjusted to maintain this minimum. If the Accumulated Value is less than $2,000, We have the right to pay that amount in a lump sum. We may require proof of the Annuitant's age before making payments. From time to time, We may require proof that the Annuitant is living.

Supplementary Contract
Once proceeds become payable and a payment option has been selected, this contract will terminate and we will issue a supplementary contract to reflect the terms of the selected option. The supplementary contract will name the payees and will describe the payment schedule.

Payment Options

1. Life Annuity - We will make Annuity Payments for the lifetime of the Annuitant, ceasing with the last payment due prior to the Annuitant's death.

2. Life Annuity with 120, 180 or 240 Monthly Payments Certain - We will make Annuity Payments for the lifetime of the Annuitant, or if the Annuitant dies prior to the end of the certain period elected, payments will continue for the remainder of the 120, 180 or 240 months.

3. Joint and Last Survivor Annuity - We will make Annuity Payments as long as the Annuitant or Joint Annuitant is living. Payments to be made following the death of one of the Annuitants may be the same amount or may be reduced to a percentage of the original Annuity Payment. Such percentage must be chosen at the time You selected a Payment Option.

4. Installment (Fixed Annuity Payment Option) or Unit Refund (Variable Annuity Payment Option) Life Annuity - We will make Annuity Payments for the lifetime of the Annuitant, with a Period Certain which is determined by dividing the Accumulated Value at the Annuity Date by the first Annuity Payment.

5. Designated Period Annuity - We will make Annuity payments for a Period Certain which may be from 10 to 30 years, as elected. This option is only available on a Fixed Payment basis.

Additional Options
Other options may be arranged by agreement with Us.

--------------------------------------------------------------------------------

Annuity Tables

The annuity tables show the guaranteed minimum amount of monthly Annuity Payment for each $1,000 of proceeds to be applied to each Fixed Annuity option. We may, at the time of election of a Fixed Annuity Payment Option, offer more favorable rates in lieu of the guaranteed rates shown in the annuity tables. The amount of each Annuity Payment will depend on the Annuitant's sex and adjusted age on the birthday nearest to the date the first Annuity Payment is due (unless a Designated Period Annuity is chosen). The adjusted age is the Annuitant's actual age on the Annuitant's nearest birthday, at the annuity commencement date, adjusted as follows:

          Annuity Commencement Date            Adjusted Age
          Before Year 2001                     Actual Age
          2001 - 2010                          Actual Age minus 1
          2011 - 2020                          Actual Age minus 2
          2021 - 2027                          Actual Age minus 3
          2028 - 2035                          Actual Age minus 4
          After 2035 to be determined.

We base the tables for the first four options on the 1983 Table "A" Mortality Table projected for mortality improvement using Projection Scale G and an interest rate of 3% a year for Fixed Payment Options and 4% a year for Variable Payment Options. The table for Option 5 is based on an interest rate of 3% a year for Fixed Payment Options. On request We will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

Fixed Payment Amounts
With respect to a Fixed Payment option, the amounts shown on the tables represent the guaranteed minimum for each Annuity Payment. If a Fixed Payment Option is selected and the first Annuity Payment has been received, the Annuity Payment election can not be revoked.

Variable Payment Amounts
With respect to a Variable Payment option, the amounts shown on the tables represent the first Annuity Payment, based on the assumed interest rate of 4%. The amount of each Annuity Payment after the first is determined by means of Annuity Units.

You may exchange all or a part of the value of Variable Annuity Units to Fixed Annuity Payments.

If You exchange Variable Annuity Payments to Fixed Annuity Payments, the Fixed Annuity Payments will be a continuation of the Payment Option under which Your Variable Annuity Payments were being made. For example, if You were receiving payments under a Variable Life with 10 Year Certain for 2 years and elect to exchange to a Fixed Annuity Payment, Your Payment Option would be a Fixed Life and 8 Year Certain Option. You should consult a competent tax adviser regarding the tax implications of exchanging from a Variable to a Fixed Payment Option after the Annuity Date.

You may exchange between Subaccounts while receiving Variable Payments. We reserve the right to limit Exchanges to no more than 12 in any one Contract Year. Any Exchanges in excess of 12 per Contract Year may be charged a $15 fee per Exchange. (All Exchanges made simultaneously will be treated as a single request.)

The number of Annuity Units is determined by dividing the first Annuity Payment by the Selected Subaccount's Annuity Unit value as of 10 Business Days prior to the Annuity Date. The number of Annuity Units for the Subaccount then remains fixed, unless an exchange of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of the Selected Subaccounts' annuity units multiplied by the respective Annuity Unit Values as of 10 Business Days before the due date of the Annuity Payment.

The Annuity Unit Value for each Subaccount was established at $10. The Annuity Unit Value for any subsequent Business Day is equal to (a) times (b) times (c), where:

(a)  is the Annuity Unit Value on the immediately preceding Business Day;

(b)  is the Net Investment Factor for the day;

(c) is the Investment Result Adjustment Factor (.99989255 per day), which recognized an assumed interest rate of 4% per year used in determine the Annuity Payment Amounts.

The Net Investment Factor is a factor applied to a Subaccount that reflects daily changes in the value of the Subaccount due to:

(a) Any increase or decrease in the value of the Subaccount due to investment results.

(b) Daily Mortality and Expense Risk Charge corresponding to an annual charge as shown on the Contract Schedule Page.

(c) Daily Administrative Charge corresponding to an annual charge as shown on the Contract Schedule Page.

(d) A charge or credit for any taxes reserved for, which We determine to have resulted from the investment operations of the Subaccount.

When annuity payments begin, neither expenses actually incurred other than taxes on the investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments.


Alternate Annuity
We may, at the time of election of an Annuity Payment Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables for Fixed Payment amounts.

                                 Annuity Tables
                               Guaranteed Minimum
                        Fixed Amount of Monthly Payment
                            For Each $1,000 Applied






  Male, Single Life Annuities, Payment Options One, Two and Four (fixed basis)
--------------------------------------------------------------------------------------------------------------
Adjusted            Monthly Payments Certain            Adjusted     Monthly Payments Certain
 Age of             ------------------------ Install-    Age of      ------------------------       Install-
 Payee                                         ment      Payee                                        ment
           None     120      180      240     Refund              None     120      180      240     Refund
--------------------------------------------------------------------------------------------------------------
   45      3.68     3.66     3.64     3.61     3.59        66     5.63     5.42     5.16     4.84     5.08
   46      3.73     3.71     3.69     3.66     3.63        67     5.80     5.56     5.27     4.90     5.20
   47      3.78     3.76     3.74     3.70     3.67        68     5.99     5.70     5.37     4.96     5.32
   48      3.84     3.81     3.79     3.75     3.72        69     6.19     5.86     5.47     5.02     5.45
   49      3.90     3.87     3.84     3.80     3.77        70     6.41     6.01     5.58     5.08     5.59

   50      3.96     3.93     3.89     3.85     3.83        71     6.63     6.17     5.68     5.13     5.73
   51      4.02     3.99     3.95     3.90     3.88        72     6.88     6.34     5.78     5.18     5.88
   52      4.09     4.05     4.01     3.95     3.93        73     7.14     6.51     5.88     5.23     6.04
   53      4.16     4.12     4.08     4.01     3.99        74     7.41     6.68     5.98     5.27     6.21
   54      4.24     4.19     4.14     4.06     4.05        75     7.71     6.86     6.07     5.31     6.40

   55      4.32     4.27     4.21     4.12     4.11        76     8.03     7.04     6.16     5.34     6.59
   56      4.40     4.35     4.28     4.18     4.18        77     8.38     7.22     6.25     5.38     6.79
   57      4.49     4.43     4.36     4.24     4.25        78     8.75     7.41     6.33     5.40     7.01
   58      4.59     4.52     4.43     4.31     4.33        79     9.15     7.59     6.41     5.43     7.23
   59      4.69     4.61     4.51     4.37     4.41        80     9.58     7.77     6.48     5.45     7.47

   60      4.80     4.71     4.60     4.44     4.49        81    10.03     7.95     6.54     5.46     7.72
   61      4.91     4.81     4.69     4.50     4.58        82    10.52     8.12     6.60     5.48     7.98
   62      5.04     4.92     4.78     4.57     4.67        83    11.05     8.28     6.65     5.49     8.27
   63      5.17     5.04     4.87     4.64     4.76        84    11.61     8.44     6.69     5.50     8.57
   64      5.31     5.16     4.97     4.70     4.86        85    12.21     8.59     6.73     5.50     8.88
   65      5.47     5.29     5.06     4.77     4.97
--------------------------------------------------------------------------------------------------------------


Female, Single Life Annuities, Payment Options One, Two and Four (fixed basis)
--------------------------------------------------------------------------------------------------------------

Adjusted            Monthly Payments Certain            Adjusted     Monthly Payments Certain
 Age of             ------------------------ Install-    Age of      ------------------------       Install-
 Payee                                         ment      Payee                                        ment
           None     120      180      240     Refund              None     120      180      240     Refund
--------------------------------------------------------------------------------------------------------------
   45      3.43    3.43     3.42     3.41     3.39        66     4.95     4.86      4.75    4.57     4.65
   46      3.47    3.47     3.46     3.44     3.43        67     5.08     4.98      4.84    4.64     4.75
   47      3.51    3.51     3.50     3.48     3.47        68     5.23     5.11      4.95    4.72     4.86
   48      3.56    3.55     3.54     3.52     3.51        69     5.38     5.24      5.05    4.79     4.97
   49      3.60    3.59     3.58     3.56     3.55        70     5.55     5.38      5.16    4.86     5.09

   50      3.65    3.64     3.63     3.61     3.59        71     5.73     5.53      5.28    4.93     5.22
   51      3.70    3.69     3.68     3.65     3.63        72     5.92     5.69      5.39    5.00     5.36
   52      3.76    3.74     3.73     3.70     3.68        73     6.13     5.86      5.51    5.07     5.50
   53      3.81    3.80     3.78     3.75     3.73        74     6.36     6.03      5.63    5.13     5.66
   54      3.87    3.86     3.83     3.80     3.78        75     6.61     6.21      5.74    5.18     5.82

   55      3.94    3.92     3.89     3.85     3.83        76     6.88     6.40      5.86    5.23     5.99
   56      4.00    3.98     3.95     3.91     3.89        77     7.17     6.60      5.97    5.28     6.18
   57      4.07    4.05     4.02     3.97     3.95        78     7.49     6.80      6.07    5.32     6.38
   58      4.15    4.12     4.08     4.02     4.01        79     7.83     7.00      6.18    5.36     6.59
   59      4.23    4.20     4.15     4.09     4.08        80     8.20     7.21      6.27    5.40     6.80

   60      4.31    4.28     4.23     4.15     4.15        81     8.61     7.42      6.36    5.42     7.04
   61      4.40    4.36     4.30     4.22     4.22        82     9.05     7.63      6.44    5.45     7.30
   62      4.50    4.45     4.38     4.28     4.30        83     9.53     7.83      6.52    5.47     7.56
   63      4.60    4.54     4.47     4.35     4.38        84    10.05     8.03      6.59    5.48     7.85
   64      4.71    4.64     4.56     4.43     4.47        85    10.62     8.22      6.65    5.49     8.15
   65      4.83    4.75     4.65     4.50     4.56
--------------------------------------------------------------------------------------------------------------

                                Annuity Tables
                              Guaranteed Minimum
                        Fixed Amount of Monthly Payment
                            For Each $1,000 Applied


             Payment Option Three (fixed basis)                                  Joint and Last Survivor Annuity
------------------------------------------------------------------------------------------------------------------------------------
                                                    Adjusted Age of Female Payee
Adjusted
 Age of
  Male  55    56    57    58    59    60    61    62    63    64    65    66    67    68    69    70    71    72    73    74    75
 Payee

  50    3.52  3.55  3.57  3.59  3.61  3.63  3.65  3.67  3.69  3.71  3.72  3.74  3.75  3.77  3.78  3.80  3.81  3.82  3.83  3.84  3.85
  51    3.55  3.57  3.59  3.62  3.64  3.66  3.68  3.70  3.72  3.74  3.76  3.78  3.80  3.81  3.83  3.84  3.86  3.87  3.88  3.89  3.91
  52    3.57  3.59  3.62  3.64  3.67  3.69  3.71  3.74  3.76  3.78  3.80  3.82  3.84  3.86  3.87  3.89  3.91  3.92  3.93  3.95  3.96
  53    3.59  3.61  3.64  3.67  3.69  3.72  3.74  3.77  3.79  3.82  3.84  3.86  3.88  3.90  3.92  3.94  3.96  3.97  3.99  4.00  4.02
  54    3.61  3.64  3.66  3.69  3.72  3.75  3.78  3.80  3.83  3.85  3.88  3.90  3.92  3.95  3.97  3.99  4.01  4.03  4.04  4.06  4.07

  55    3.63  3.66  3.69  3.72  3.75  3.78  3.81  3.84  3.86  3.89  3.92  3.94  3.97  3.99  4.02  4.04  4.06  4.08  4.10  4.12  4.13
  56    3.65  3.68  3.71  3.74  3.77  3.81  3.84  3.87  3.90  3.93  3.96  3.99  4.01  4.04  4.06  4.09  4.11  4.14  4.16  4.18  4.20
  57    3.66  3.70  3.73  3.77  3.80  3.83  3.87  3.90  3.93  3.97  4.00  4.03  4.06  4.09  4.11  4.14  4.17  4.19  4.22  4.24  4.26
  58    3.68  3.72  3.75  3.79  3.82  3.86  3.90  3.93  3.97  4.00  4.04  4.07  4.10  4.13  4.17  4.19  4.22  4.25  4.28  4.30  4.33
  59    3.70  3.74  3.77  3.81  3.85  3.89  3.93  3.96  4.00  4.04  4.08  4.11  4.15  4.18  4.22  4.25  4.28  4.31  4.34  4.37  4.40

  60    3.71  3.75  3.79  3.83  3.87  3.91  3.95  3.99  4.03  4.07  4.11  4.15  4.19  4.23  4.27  4.30  4.34  4.37  4.40  4.44  4.47
  61    3.73  3.77  3.81  3.85  3.90  3.94  3.98  4.02  4.07  4.11  4.15  4.20  4.24  4.28  4.32  4.36  4.40  4.43  4.47  4.50  4.54
  62    3.74  3.79  3.83  3.87  3.92  3.96  4.01  4.05  4.10  4.15  4.19  4.24  4.28  4.33  4.37  4.41  4.46  4.50  4.54  4.57  4.61
  63    3.76  3.80  3.85  3.89  3.94  3.99  4.03  4.08  4.13  4.18  4.23  4.28  4.33  4.37  4.42  4.47  4.51  4.56  4.60  4.65  4.69
  64    3.77  3.82  3.86  3.91  3.96  4.01  4.06  4.11  4.16  4.21  4.27  4.32  4.37  4.42  4.47  4.52  4.57  4.62  4.67  4.72  4.76

  65    3.78  3.83  3.88  3.93  3.98  4.03  4.08  4.14  4.19  4.25  4.30  4.36  4.41  4.47  4.52  4.58  4.63  4.69  4.74  4.79  4.84
  66    3.79  3.84  3.89  3.94  4.00  4.05  4.11  4.16  4.22  4.28  4.34  4.39  4.45  4.51  4.57  4.63  4.69  4.75  4.81  4.86  4.92
  67    3.81  3.86  3.91  3.96  4.01  4.07  4.13  4.19  4.25  4.31  4.37  4.43  4.49  4.56  4.62  4.68  4.75  4.81  4.87  4.94  5.00
  68    3.82  3.87  3.92  3.97  4.03  4.09  4.15  4.21  4.27  4.34  4.40  4.47  4.53  4.60  4.67  4.74  4.81  4.87  4.94  5.01  5.08
  69    3.82  3.88  3.93  3.99  4.05  4.11  4.17  4.23  4.30  4.36  4.43  4.50  4.57  4.64  4.71  4.79  4.86  4.94  5.01  5.08  5.15

  70    3.83  3.89  3.94  4.00  4.06  4.12  4.19  4.25  4.32  4.39  4.46  4.53  4.61  4.68  4.76  4.84  4.92  5.00  5.07  5.15  5.23
  71    3.84  3.90  3.95  4.01  4.07  4.14  4.20  4.27  4.34  4.41  4.49  4.56  4.64  4.72  4.80  4.89  4.97  5.05  5.14  5.22  5.31
  72    3.85  3.90  3.96  4.02  4.09  4.15  4.22  4.29  4.36  4.44  4.51  4.59  4.67  4.76  4.84  4.93  5.02  5.11  5.20  5.29  5.39
  73    3.86  3.91  3.97  4.03  4.10  4.16  4.23  4.31  4.38  4.46  4.54  4.62  4.71  4.79  4.88  4.98  5.07  5.17  5.26  5.36  5.46
  74    3.86  3.92  3.98  4.04  4.11  4.18  4.25  4.32  4.40  4.48  4.56  4.65  4.74  4.83  4.92  5.02  5.12  5.22  5.32  5.43  5.53

  75    3.87  3.93  3.99  4.05  4.12  4.19  4.26  4.34  4.41  4.50  4.58  4.67  4.76  4.86  4.96  5.06  5.16  5.27  5.38  5.49  5.60
  76    3.87  3.93  3.99  4.06  4.13  4.20  4.27  4.35  4.43  4.51  4.60  4.69  4.79  4.89  4.99  5.10  5.21  5.32  5.43  5.55  5.67
  77    3.88  3.94  4.00  4.07  4.13  4.21  4.28  4.36  4.44  4.53  4.62  4.72  4.81  4.92  5.02  5.13  5.25  5.37  5.49  5.61  5.74
  78    3.88  3.94  4.01  4.07  4.14  4.22  4.29  4.37  4.46  4.55  4.64  4.74  4.84  4.94  5.05  5.17  5.29  5.41  5.54  5.67  5.80
  79    3.89  3.95  4.01  4.08  4.15  4.22  4.30  4.38  4.47  4.56  4.65  4.75  4.86  4.97  5.08  5.20  5.32  5.45  5.58  5.72  5.86

  80    3.89  3.95  4.02  4.08  4.16  4.23  4.31  4.39  4.48  4.57  4.67  4.77  4.88  4.99  5.10  5.23  5.36  5.49  5.63  5.77  5.92


Monthly payment for ages not shown will be furnished by the Company on request.
------------------------------------------------------------------------------------------------------------------------------------



              Payment Option Five (fixed basis)                                  Payment for a Designated Period
-------------------------------------------------------------------------------------------------------------------------------
                       Amount of Monthly                           Amount of Monthly                          Amount of Monthly
Years of Payments           Payment          Years of Payments          Payment          Years of Payment          Payment
-------------------------------------------------------------------------------------------------------------------------------
       10                    9.61                   17                   6.23                   24                  4.84
       11                    8.86                   18                   5.96                   25                  4.71
       12                    8.24                   19                   5.73                   26                  4.59
       13                    7.71                   20                   5.51                   27                  4.47
       14                    7.26                   21                   5.32                   28                  4.37
       15                    6.87                   22                   5.15                   29                  4.27
       16                    6.53                   23                   4.99                   30                  4.18
-------------------------------------------------------------------------------------------------------------------------------

                                Annuity Tables
                  Payment Options Applied on a Variable Basis
                        Amount of First Monthly Payment
                            For Each $1,000 Applied


Male, Single Life Annuities, Payment Options One, Two and Four (variable basis)

                Monthly Payments Certain                                               Monthly Payments Certain
                ------------------------                                               ------------------------
Adjusted                                                              Adjusted
 Age of                                                  Unit          Age of                                              Unit
 Payee       None      120        180        240        Refund         Payee       None     120       180       240       Refund
---------------------------------------------------------------------------------------------------------------------------------
   45        4.28      4.27       4.24       4.21        4.21            66        6.22     5.98      5.70      5.36       5.73
   46        4.33      4.31       4.29       4.25        4.25            67        6.39     6.11      5.80      5.42       5.85
   47        4.39      4.36       4.33       4.29        4.29            68        6.58     6.26      5.90      5.48       5.98
   48        4.44      4.41       4.38       4.34        4.34            69        6.78     6.40      6.00      5.54       6.12
   49        4.50      4.47       4.43       4.38        4.39            70        7.00     6.56      6.10      5.59       6.26

   50        4.56      4.52       4.48       4.43        4.44            71        7.23     6.71      6.20      5.64       6.41
   51        4.62      4.58       4.54       4.48        4.49            72        7.47     6.88      6.29      5.69       6.58
   52        4.69      4.64       4.59       4.53        4.55            73        7.73     7.04      6.39      5.73       6.75
   53        4.76      4.71       4.65       4.58        4.61            74        8.01     7.21      6.48      5.77       6.93
   54        4.83      4.78       4.72       4.63        4.67            75        8.31     7.39      6.57      5.81       7.12

   55        4.91      4.85       4.78       4.69        4.74            76        8.64     7.56      6.66      5.84       7.32
   56        4.99      4.93       4.85       4.74        4.81            77        8.98     7.74      6.74      5.87       7.53
   57        5.08      5.01       4.92       4.80        4.88            78        9.36     7.92      6.82      5.90       7.75
   58        5.17      5.09       5.00       4.86        4.95            79        9.76     8.09      6.89      5.92       7.99
   59        5.28      5.19       5.08       4.92        5.03            80       10.19     8.27      6.96      5.94       8.24

   60        5.38      5.28       5.16       4.99        5.12            81       10.65     8.44      7.02      5.96       8.52
   61        5.50      5.38       5.24       5.05        5.21            82       11.14     8.60      7.07      5.97       8.80
   62        5.62      5.49       5.33       5.11        5.30            83       11.67     8.76      7.12      5.98       9.11
   63        5.76      5.60       5.42       5.17        5.40            84       12.24     8.91      7.17      5.99       9.42
   64        5.90      5.72       5.51       5.24        5.50            85       12.84     9.06      7.20      5.99       9.75
   65        6.05      5.85       5.60       5.30        5.61
--------------------------------------------------------------------------------------------------------------------------------

             Female, Single Life Annuities, Payment Options One,
                         Two and Four (variable basis)


                   Monthly Payments Certain                                            Monthly Payments Certain
                   ------------------------                                            ------------------------
Adjusted                                                              Adjusted
 Age of                                                 Unit           Age of                                              Unit
 Payee       None      120        180         240      Refund          Payee       None     120       180       240       Refund
--------------------------------------------------------------------------------------------------------------------------------
   45        4.05      4.04       4.03        4.01      4.01             66        5.52      5.42      5.29     5.11       5.27
   46        4.08      4.07       4.06        4.05      4.04             67        5.65      5.54      5.39     5.18       5.37
   47        4.12      4.11       4.10        4.08      4.08             68        5.80      5.66      5.49     5.25       5.48
   48        4.16      4.15       4.14        4.12      4.12             69        5.95      5.79      5.59     5.32       5.60
   49        4.21      4.20       4.18        4.16      4.16             70        6.12      5.93      5.70     5.39       5.72

   50        4.25      4.24       4.22        4.20      4.20             71        6.30      6.08      5.81     5.45       5.86
   51        4.30      4.29       4.27        4.24      4.24             72        6.49      6.23      5.92     5.52       6.00
   52        4.35      4.34       4.31        4.28      4.29             73        6.71      6.40      6.03     5.58       6.15
   53        4.41      4.39       4.36        4.33      4.34             74        6.94      6.57      6.14     5.64       6.31
   54        4.47      4.44       4.42        4.38      4.39             75        7.19      6.74      6.25     5.69       6.48

   55        4.53      4.50       4.47        4.43      4.44             76        7.46      6.93      6.36     5.74       6.66
   56        4.59      4.56       4.53        4.48      4.50             77        7.75      7.12      6.47     5.78       6.86
   57        4.66      4.63       4.59        4.53      4.56             78        8.07      7.32      6.57     5.82       7.07
   58        4.73      4.70       4.65        4.59      4.62             79        8.41      7.52      6.67     5.86       7.30
   59        4.81      4.77       4.72        4.65      4.68             80        8.79      7.72      6.76     5.89       7.53

   60        4.89      4.85       4.79        4.71      4.75             81        9.20      7.92      6.85     5.92       7.78
   61        4.98      4.93       4.87        4.77      4.83             82        9.64      8.12      6.93     5.94       8.04
   62        5.08      5.02       4.94        4.84      4.91             83       10.13      8.32      7.00     5.96       8.33
   63        5.18      5.11       5.02        4.90      4.99             84       10.65      8.51      7.06     5.97       8.62
   64        5.28      5.21       5.11        4.97      5.07             85       11.22      8.70      7.12     5.98       8.97
   65        5.40      5.31       5.20        5.04      5.17
--------------------------------------------------------------------------------------------------------------------------------

                                Annuity Tables
                  Payment Options applied on a Variable Basis
                        Amount of First Monthly Payment
                            For Each $1,000 Applied



              Payment Option Three (variable basis)                              Joint and Last Survivor Annuity
------------------------------------------------------------------------------------------------------------------------------------
                                                    Adjusted Age of Female Payee
Adjusted
 Age of
  Male
 Payee  55    56    57    58    59    60    61    62    63    64    65    66    67    68    69    70    71    72    73    74     75

   50   4.11  4.13  4.15  4.17  4.19  4.21  4.23  4.25  4.27  4.29  4.30  4.32  4.34  4.35  4.37  4.38  4.39  4.41  4.42  4.43  4.44
   51   4.13  4.16  4.18  4.20  4.22  4.24  4.26  4.28  4.30  4.32  4.34  4.36  4.38  4.39  4.41  4.42  4.44  4.45  4.46  4.48  4.49
   52   4.15  4.18  4.20  4.22  4.25  4.27  4.29  4.31  4.34  4.36  4.38  4.40  4.41  4.43  4.45  4.47  4.48  4.50  4.51  4.53  4.54
   53   4.17  4.20  4.22  4.25  4.27  4.30  4.32  4.35  4.37  4.39  4.41  4.43  4.46  4.48  4.49  4.51  4.53  4.55  4.56  4.58  4.59
   54   4.19  4.22  4.24  4.27  4.30  4.32  4.35  4.38  4.40  4.43  4.45  4.47  4.50  4.52  4.54  4.56  4.58  4.60  4.62  4.63  4.65

   55   4.21  4.24  4.27  4.30  4.32  4.35  4.38  4.41  4.43  4.46  4.49  4.51  4.54  4.56  4.59  4.61  4.63  4.65  4.67  4.69  4.71
   56   4.23  4.26  4.29  4.32  4.35  4.38  4.41  4.44  4.47  4.50  4.52  4.55  4.58  4.61  4.63  4.66  4.68  4.70  4.73  4.75  4.77
   57   4.24  4.28  4.31  4.34  4.37  4.41  4.44  4.47  4.50  4.53  4.56  4.59  4.62  4.65  4.68  4.71  4.73  4.76  4.78  4.81  4.83
   58   4.26  4.29  4.33  4.36  4.40  4.43  4.47  4.50  4.53  4.57  4.60  4.63  4.67  4.70  4.73  4.76  4.79  4.81  4.84  4.87  4.89
   59   4.28  4.31  4.35  4.38  4.42  4.46  4.49  4.53  4.57  4.60  4.64  4.67  4.71  4.74  4.78  4.81  4.84  4.87  4.90  4.93  4.96

   60   4.29  4.33  4.37  4.40  4.44  4.48  4.52  4.56  4.60  4.64  4.68  4.71  4.75  4.79  4.82  4.86  4.90  4.93  4.96  4.99  5.02
   61   4.31  4.35  4.39  4.43  4.47  4.51  4.55  4.59  4.63  4.67  4.71  4.75  4.79  4.83  4.87  4.91  4.95  4.99  5.03  5.06  5.09
   62   4.32  4.36  4.40  4.44  4.49  4.53  4.57  4.62  4.66  4.71  4.75  4.79  4.84  4.88  4.92  4.97  5.01  5.05  5.09  5.13  5.17
   63   4.34  4.38  4.42  4.46  4.51  4.55  4.60  4.64  4.69  4.74  4.79  4.83  4.88  4.93  4.97  5.02  5.07  5.11  5.15  5.20  5.24
   64   4.35  4.39  4.44  4.48  4.53  4.57  4.62  4.67  4.72  4.77  4.82  4.87  4.92  4.97  5.02  5.07  5.12  5.17  5.22  5.27  5.31

   65   4.36  4.41  4.45  4.50  4.55  4.60  4.65  4.70  4.75  4.80  4.86  4.91  4.96  5.02  5.07  5.13  5.18  5.23  5.29  5.34  5.39
   66   4.37  4.42  4.47  4.52  4.57  4.62  4.67  4.72  4.78  4.83  4.89  4.95  5.00  5.06  5.12  5.18  5.24  5.30  5.35  5.41  5.46
   67   4.38  4.43  4.48  4.53  4.58  4.64  4.69  4.75  4.80  4.86  4.92  4.98  5.04  5.11  5.17  5.23  5.29  5.36  5.42  5.48  5.54
   68   4.39  4.44  4.49  4.55  4.60  4.65  4.71  4.77  4.83  4.89  4.95  5.02  5.08  5.15  5.22  5.28  5.35  5.42  5.49  5.55  5.62
   69   4.40  4.45  4.51  4.56  4.61  4.67  4.73  4.79  4.85  4.92  4.98  5.05  5.12  5.19  5.26  5.33  5.41  5.48  5.55  5.62  5.70

   70   4.41  4.46  4.52  4.57  4.63  4.69  4.75  4.81  4.88  4.94  5.01  5.08  5.16  5.23  5.31  5.38  5.46  5.54  5.62  5.69  5.77
   71   4.42  4.47  4.53  4.58  4.64  4.70  4.77  4.83  4.90  4.97  5.04  5.12  5.19  5.27  5.35  5.43  5.51  5.60  5.68  5.76  5.85
   72   4.43  4.48  4.54  4.60  4.66  4.72  4.78  4.85  4.92  4.99  5.07  5.15  5.22  5.31  5.39  5.48  5.56  5.65  5.74  5.83  5.92
   73   4.44  4.49  4.55  4.61  4.67  4.73  4.80  4.87  4.94  5.02  5.09  5.17  5.26  5.34  5.43  5.52  5.61  5.71  5.80  5.90  6.00
   74   4.44  4.50  4.56  4.62  4.68  4.74  4.81  4.88  4.96  5.04  5.12  5.20  5.29  5.38  5.47  5.56  5.66  5.76  5.86  5.97  6.07

   75   4.45  4.51  4.56  4.63  4.69  4.76  4.83  4.90  4.98  5.06  5.14  5.22  5.31  5.41  5.50  5.60  5.71  5.81  5.92  6.03  6.14
   76   4.46  4.51  4.57  4.63  4.70  4.77  4.84  4.91  4.99  5.07  5.16  5.25  5.34  5.44  5.54  5.64  5.75  5.86  5.98  6.09  6.21
   77   4.46  4.52  4.58  4.64  4.71  4.78  4.85  4.93  5.01  5.09  5.18  5.27  5.37  5.47  5.57  5.68  5.79  5.91  6.03  6.15  6.28
   78   4.47  4.52  4.59  4.65  4.72  4.79  4.86  4.94  5.02  5.11  5.20  5.29  5.39  5.49  5.60  5.71  5.83  5.95  6.08  6.21  6.34
   79   4.47  4.53  4.59  4.66  4.72  4.80  4.87  4.95  5.03  5.12  5.21  5.31  5.41  5.52  5.63  5.75  5.87  6.00  6.13  6.26  6.40

   80   4.48  4.53  4.60  4.66  4.73  4.80  4.88  4.96  5.05  5.14  5.23  5.33  5.43  5.54  5.66  5.78  5.90  6.04  6.17  6.32  6.46


Monthly payment for ages not shown will be furnished by the Company on request.
------------------------------------------------------------------------------------------------------------------------------------

                                Annuity Tables
                              Guaranteed Minimum
                        Fixed Amount of Monthly Payment
                            For Each $1,000 Applied

                        Unisex, Single Life Annuities, Payment Options One, Two and Four (fixed basis)
------------------------------------------------------------------------------------------------------------------------------
                Monthly Payments Certain                                            Monthly Payments Certain
                ------------------------                                            ------------------------
Adjusted                                              Install-      Adjusted                                         Install-
 Age of                                                 ment         Age of                                            ment
 Payee       None      120        180        240       Refund        Payee      None     120       180       240      Refund
------------------------------------------------------------------------------------------------------------------------------
   45        3.53      3.52       3.51       3.49       3.47           66       5.22     5.09      4.92      4.69      4.82
   46        3.58      3.57       3.55       3.53       3.51           67       5.37     5.22      5.02      4.76      4.93
   47        3.62      3.61       3.60       3.57       3.55           68       5.53     5.35      5.13      4.82      5.04
   48        3.67      3.66       3.64       3.62       3.60           69       5.70     5.49      5.23      4.89      5.16
   49        3.72      3.71       3.69       3.66       3.64           70       5.89     5.64      5.34      4.96      5.29

   50        3.78      3.76       3.74       3.71       3.69           71       6.09     5.80      5.45      5.02      5.42
   51        3.83      3.81       3.79       3.75       3.73           72       6.30     5.96      5.56      5.08      5.57
   52        3.89      3.87       3.84       3.80       3.78           73       6.53     6.13      5.67      5.14      5.72
   53        3.96      3.93       3.90       3.86       3.84           74       6.78     6.30      5.78      5.19      5.87
   54        4.02      4.00       3.96       3.91       3.89           75       7.05     6.48      5.89      5.24      6.05

   55        4.09      4.06       4.02       3.97       3.95           76       7.34     6.67      5.99      5.28      6.23
   56        4.17      4.13       4.09       4.02       4.01           77       7.65     6.86      6.09      5.32      6.42
   57        4.24      4.21       4.16       4.08       4.08           78       7.99     7.05      6.19      5.36      6.62
   58        4.33      4.28       4.23       4.14       4.14           79       8.35     7.25      6.28      5.39      6.84
   59        4.42      4.37       4.30       4.21       4.21           80       8.74     7.45      6.36      5.42      7.07

   60        4.51      4.45       4.38       4.27       4.29           81       9.17     7.64      6.44      5.44      7.32
   61        4.61      4.55       4.46       4.34       4.37           82       9.63     7.84      6.51      5.46      7.57
   62        4.72      4.64       4.55       4.41       4.45           83       10.13    8.02      6.58      5.48      7.84
   63        4.83      4.75       4.64       4.48       4.53           84       10.67    8.20      6.63      5.49      8.13
   64        4.95      4.86       4.73       4.55       4.63           85       11.25    8.38      6.69      5.50      8.44
   65        5.08      4.97       4.82       4.62       4.72
------------------------------------------------------------------------------------------------------------------------------

                                Annuity Tables
                              Guaranteed Minimum
                        Fixed Amount of Monthly Payment
                            For Each $1,000 Applied

                  Payment Option Three (fixed basis)
                    Unisex Joint and Last Survivor Annuity
                          Adjusted Age of Joint Payee

Adjusted
 Age of
 First
 Payee
                55    56    57    58    59    60    61    62    63    64    65
   50          3.50  3.51  3.53  3.55  3.56  3.58  3.59  3.60  3.61  3.63  3.64
   51          3.52  3.54  3.56  3.58  3.59  3.61  3.62  3.64  3.65  3.67  3.68
   52          3.55  3.57  3.59  3.61  3.62  3.64  3.66  3.67  3.69  3.70  3.72
   53          3.57  3.60  3.62  3.64  3.66  3.68  3.69  3.71  3.73  3.74  3.76
   54          3.60  3.62  3.64  3.67  3.69  3.71  3.73  3.75  3.77  3.78  3.80

   55          3.62  3.65  3.67  3.70  3.72  3.74  3.76  3.79  3.81  3.83  3.85
   56          3.65  3.68  3.70  3.73  3.75  3.78  3.80  3.82  3.85  3.87  3.89
   57          3.67  3.70  3.73  3.76  3.78  3.81  3.84  3.86  3.89  3.91  3.93
   58          3.70  3.73  3.76  3.79  3.82  3.84  3.87  3.90  3.93  3.95  3.98
   59          3.72  3.75  3.78  3.81  3.85  3.88  3.91  3.94  3.97  4.00  4.02

   60          3.74  3.78  3.81  3.84  3.88  3.91  3.94  3.98  4.01  4.04  4.07
   61          3.76  3.80  3.83  3.87  3.91  3.94  3.98  4.01  4.05  4.08  4.11
   62          3.78  3.82  3.86  3.90  3.94  3.97  4.01  4.05  4.09  4.12  4.16
   63          3.80  3.84  3.88  3.92  3.96  4.01  4.05  4.09  4.13  4.17  4.21
   64          3.82  3.86  3.91  3.95  3.99  4.04  4.08  4.12  4.17  4.21  4.25

   65          3.84  3.88  3.93  3.97  4.02  4.07  4.11  4.16  4.20  4.25  4.30
   66          3.86  3.90  3.95  4.00  4.05  4.09  4.14  4.19  4.24  4.29  4.34
   67          3.87  3.92  3.97  4.02  4.07  4.12  4.17  4.23  4.28  4.33  4.38
   68          3.89  3.94  3.99  4.04  4.10  4.15  4.20  4.26  4.31  4.37  4.43
   69          3.91  3.96  4.01  4.06  4.12  4.17  4.23  4.29  4.35  4.41  4.47

   70          3.92  3.97  4.03  4.08  4.14  4.20  4.26  4.32  4.38  4.44  4.51
   71          3.93  3.99  4.04  4.10  4.16  4.22  4.28  4.35  4.41  4.48  4.55
   72          3.95  4.00  4.06  4.12  4.18  4.24  4.31  4.38  4.44  4.51  4.59
   73          3.96  4.01  4.07  4.14  4.20  4.26  4.33  4.40  4.47  4.55  4.62
   74          3.97  4.03  4.09  4.15  4.22  4.28  4.35  4.43  4.50  4.58  4.66

   75          3.98  4.04  4.10  4.17  4.23  4.30  4.38  4.45  4.53  4.61  4.69
   76          3.99  4.05  4.11  4.18  4.25  4.32  4.39  4.47  4.55  4.64  4.72
   77          4.00  4.06  4.12  4.19  4.26  4.34  4.41  4.49  4.58  4.66  4.75
   78          4.00  4.07  4.13  4.20  4.27  4.35  4.43  4.51  4.60  4.69  4.78
   79          4.01  4.08  4.14  4.21  4.29  4.36  4.44  4.53  4.62  4.71  4.80

   80          4.02  4.08  4.15  4.22  4.30  4.38  4.46  4.55  4.64  4.73  4.83


                66    67    68    69    70    71    72    73    74    75
   50          3.65  3.66  3.67  3.68  3.68  3.69  3.70  3.71  3.71  3.72
   51          3.69  3.70  3.71  3.72  3.73  3.74  3.75  3.75  3.76  3.77
   52          3.73  3.74  3.76  3.77  3.78  3.79  3.80  3.80  3.81  3.82
   53          3.77  3.79  3.80  3.81  3.83  3.84  3.85  3.86  3.86  3.87
   54          3.82  3.83  3.85  3.86  3.87  3.89  3.90  3.91  3.92  3.93

   55          3.86  3.88  3.90  3.91  3.93  3.94  3.95  3.96  3.98  3.99
   56          3.91  3.93  3.95  3.96  3.98  3.99  4.01  4.02  4.03  4.05
   57          3.95  3.98  4.00  4.02  4.03  4.05  4.07  4.08  4.10  4.11
   58          4.00  4.03  4.05  4.07  4.09  4.11  4.13  4.14  4.16  4.17
   59          4.05  4.08  4.10  4.12  4.15  4.17  4.19  4.21  4.22  4.24

   60          4.10  4.13  4.15  4.18  4.20  4.23  4.25  4.27  4.29  4.31
   61          4.15  4.18  4.21  4.24  4.26  4.29  4.32  4.34  4.36  4.38
   62          4.20  4.23  4.26  4.29  4.33  4.35  4.38  4.41  4.44  4.46
   63          4.24  4.28  4.32  4.35  4.39  4.42  4.45  4.48  4.51  4.54
   64          4.29  4.33  4.37  4.41  4.45  4.49  4.52  4.55  4.59  4.62

   65          4.34  4.39  4.43  4.47  4.51  4.55  4.59  4.63  4.66  4.70
   66          4.39  4.44  4.48  4.53  4.58  4.62  4.66  4.70  4.74  4.78
   67          4.44  4.49  4.54  4.59  4.64  4.69  4.74  4.78  4.83  4.87
   68          4.48  4.54  4.59  4.65  4.70  4.76  4.81  4.86  4.91  4.96
   69          4.53  4.59  4.65  4.71  4.77  4.82  4.88  4.94  4.99  5.04

   70          4.57  4.64  4.70  4.77  4.83  4.89  4.96  5.02  5.08  5.13
   71          4.62  4.68  4.75  4.82  4.89  4.96  5.03  5.10  5.16  5.23
   72          4.66  4.73  4.80  4.88  4.95  5.03  5.10  5.17  5.25  5.32
   73          4.70  4.78  4.85  4.93  5.01  5.09  5.17  5.25  5.33  5.41
   74          4.74  4.82  4.90  4.99  5.07  5.16  5.24  5.33  5.41  5.50

   75          4.77  4.86  4.95  5.04  5.13  5.22  5.31  5.41  5.50  5.59
   76          4.81  4.90  4.99  5.09  5.18  5.28  5.38  5.48  5.58  5.68
   77          4.84  4.94  5.03  5.13  5.24  5.34  5.45  5.55  5.66  5.77
   78          4.87  4.97  5.07  5.18  5.29  5.40  5.51  5.62  5.74  5.85
   79          4.90  5.01  5.11  5.22  5.33  5.45  5.57  5.69  5.81  5.94

   80          4.93  5.04  5.15  5.26  5.38  5.50  5.63  5.75  5.88  6.02

Monthly payment for ages not shown will be furnished by the Company on request.

Payment Option Five (fixed basis)               Payment for a Designated Period

                  Amount of                   Amount of              Amount of
    Years of       Monthly       Years of      Monthly    Years of    Monthly
    Payments       Payment       Payments      Payment    Payments    Payment
--------------------------------------------------------------------------------
       10           9.61           17          6.23          24        4.84
       11           8.86           18          5.96          25        4.71
       12           8.24           19          5.73          26        4.59
       13           7.71           20          5.51          27        4.47
       14           7.26           21          5.32          28        4.37
       15           6.87           22          5.15          29        4.27
       16           6.53           23          4.99          30        4.18
----------------------------------------------------------------------------------

                                Annuity Tables
                  Payment Options Applied on a Variable Basis
                        Amount of First Monthly Payment
                            For Each $1,000 Applied



                        Unisex, Single Life Annuities,
              Payment Options One, Two and Four (variable basis)


                      Monthly Payments Certain                               Monthly Payments Certain
                      ------------------------                               ------------------------
Adjusted                                                   Adjusted
 Age of                                            Unit     Age of                                         Unit
Payee        None      120       180       240    Refund    Payee      None     120      180      240     Refund
------------------------------------------------------------------------------------------------------------------
     45       4.14     4.13     4.12     4.10     4.09        66       5.80     5.65     5.46     5.22     5.45
     46       4.19     4.17     4.16     4.13     4.13        67       5.95     5.77     5.56     5.28     5.57
     47       4.23     4.22     4.20     4.17     4.17        68       6.11     5.91     5.66     5.35     5.69
     48       4.28     4.26     4.24     4.21     4.21        69       6.28     6.04     5.76     5.41     5.81
     49       4.33     4.31     4.28     4.25     4.25        70       6.47     6.19     5.87     5.48     5.94

     50       4.38     4.36     4.33     4.29     4.30        71       6.67     6.34     5.97     5.54     6.08
     51       4.43     4.41     4.38     4.34     4.35        72       6.88     6.50     6.08     5.59     6.23
     52       4.49     4.46     4.43     4.39     4.40        73       7.11     6.66     6.18     5.65     6.39
     53       4.55     4.52     4.48     4.43     4.45        74       7.36     6.84     6.29     5.70     6.56
     54       4.61     4.58     4.54     4.49     4.50        75       7.63     7.01     6.39     5.74     6.74

     55       4.68     4.65     4.60     4.54     4.56        76       7.92     7.19     6.49     5.79     6.92
     56       4.75     4.71     4.66     4.59     4.62        77       8.24     7.38     6.59     5.82     7.13
     57       4.83     4.79     4.73     4.65     4.69        78       8.58     7.57     6.68     5.86     7.34
     58       4.91     4.86     4.80     4.71     4.76        79       8.94     7.76     6.77     5.89     7.57
     59       5.00     4.94     4.87     4.77     4.83        80       9.34     7.95     6.85     5.91     7.81

     60       5.09     5.03     4.94     4.83     4.90        81       9.77     8.14     6.92     5.94     8.07
     61       5.19     5.12     5.02     4.89     4.98        82      10.23     8.33     6.99     5.96     8.34
     62       5.30     5.21     5.10     4.95     5.07        83      10.73     8.51     7.05     5.97     8.63
     63       5.41     5.31     5.19     5.02     5.16        84      11.28     8.69     7.11     5.98     8.95
     64       5.53     5.42     5.28     5.09     5.25        85      11.86     8.85     7.16     5.99     9.27
     65       5.66     5.53     5.37     5.15     5.35
------------------------------------------------------------------------------------------------------------------

                                                        Annuity Tables
                                          Payment Options applied on a Variable Basis
                                                Amount of First Monthly Payment
                                                    For Each $1,000 Applied

Payment Option Three (variable basis)                                                    Unisex Joint and Last Survivor Annuity
-------------------------------------------------------------------------------------------------------------------------------

Adjusted                                               Adjusted Age of Joint Payee
 Age of
 First
 Payee     55      56      57      58      59      60      61      62      63      64      65      66      67      68      69

   50      4.09    4.10    4.12    4.14    4.15    4.16    4.18    4.19    4.20    4.21    4.23    4.24    4.25    4.26    4.27
   51      4.11    4.13    4.15    4.16    4.18    4.19    4.21    4.22    4.24    4.25    4.26    4.27    4.29    4.30    4.31
   52      4.14    4.16    4.17    4.19    4.21    4.23    4.24    4.26    4.27    4.29    4.30    4.31    4.33    4.34    4.35
   53      4.16    4.18    4.20    4.22    4.24    4.26    4.27    4.29    4.31    4.32    4.34    4.35    4.37    4.38    4.39
   54      4.18    4.21    4.23    4.25    4.27    4.29    4.31    4.33    4.34    4.36    4.38    4.40    4.41    4.43    4.44

   55      4.21    4.23    4.25    4.28    4.30    4.32    4.34    4.36    4.38    4.40    4.42    4.44    4.45    4.47    4.49
   56      4.23    4.26    4.28    4.30    4.33    4.35    4.37    4.40    4.42    4.44    4.46    4.48    4.50    4.52    4.53
   57      4.25    4.28    4.31    4.33    4.36    4.38    4.41    4.43    4.46    4.48    4.50    4.52    4.55    4.57    4.58
   58      4.28    4.30    4.33    4.36    4.39    4.42    4.44    4.47    4.50    4.52    4.55    4.57    4.59    4.61    4.64
   59      4.30    4.33    4.36    4.39    4.42    4.45    4.48    4.51    4.53    4.56    4.59    4.61    4.64    4.66    4.69

   60      4.32    4.35    4.38    4.41    4.45    4.48    4.51    4.54    4.57    4.60    4.63    4.66    4.69    4.72    4.74
   61      4.34    4.37    4.41    4.44    4.48    4.51    4.54    4.58    4.61    4.64    4.68    4.71    4.74    4.77    4.80
   62      4.36    4.40    4.43    4.47    4.50    4.54    4.58    4.61    4.65    4.68    4.72    4.75    4.79    4.82    4.85
   63      4.38    4.42    4.45    4.49    4.53    4.57    4.61    4.65    4.69    4.73    4.76    4.80    4.84    4.87    4.91
   64      4.40    4.44    4.48    4.52    4.56    4.60    4.64    4.68    4.73    4.77    4.81    4.85    4.89    4.93    4.97

   65      4.42    4.46    4.50    4.54    4.59    4.63    4.67    4.72    4.76    4.81    4.85    4.89    4.94    4.98    5.02
   66      4.43    4.48    4.52    4.57    4.61    4.66    4.70    4.75    4.80    4.85    4.89    4.94    4.99    5.03    5.08
   67      4.45    4.50    4.54    4.59    4.64    4.69    4.73    4.78    4.84    4.89    4.94    4.99    5.04    5.09    5.14
   68      4.47    4.51    4.56    4.61    4.66    4.71    4.76    4.82    4.87    4.92    4.98    5.03    5.09    5.14    5.20
   69      4.48    4.53    4.58    4.63    4.68    4.74    4.79    4.85    4.90    4.96    5.02    5.08    5.14    5.20    5.25

   70      4.50    4.55    4.60    4.65    4.71    4.76    4.82    4.88    4.94    5.00    5.06    5.12    5.19    5.25    5.31
   71      4.51    4.56    4.61    4.67    4.73    4.79    4.85    4.91    4.97    5.03    5.10    5.17    5.23    5.30    5.37
   72      4.52    4.58    4.63    4.69    4.75    4.81    4.87    4.93    5.00    5.07    5.14    5.21    5.28    5.35    5.42
   73      4.53    4.59    4.65    4.70    4.77    4.83    4.89    4.96    5.03    5.10    5.17    5.25    5.32    5.40    5.48
   74      4.55    4.60    4.66    4.72    4.78    4.85    4.92    4.99    5.06    5.13    5.21    5.29    5.37    5.45    5.53

   75      4.56    4.61    4.67    4.74    4.80    4.87    4.94    5.01    5.09    5.16    5.24    5.32    5.41    5.49    5.58
   76      4.57    4.63    4.69    4.75    4.82    4.89    4.96    5.03    5.11    5.19    5.28    5.36    5.45    5.54    5.63
   77      4.58    4.64    4.70    4.76    4.83    4.90    4.98    5.05    5.14    5.22    5.31    5.40    5.49    5.58    5.68
   78      4.58    4.65    4.71    4.78    4.85    4.92    5.00    5.07    5.16    5.24    5.33    5.43    5.52    5.62    5.73
   79      4.59    4.65    4.72    4.79    4.86    4.93    5.01    5.09    5.18    5.27    5.36    5.46    5.56    5.66    5.77

   80      4.60    4.66    4.73    4.80    4.87    4.95    5.03    5.11    5.20    5.29    5.39    5.49    5.59    5.70    5.81

Adjusted           Adjusted Age of Joint Payee
 Age of
 First
 Payee     70      71      72      73      74      75

   50      4.27    4.28    4.29    4.30    4.30    4.31
   51      4.32    4.33    4.33    4.34    4.35    4.36
   52      4.36    4.37    4.38    4.39    4.40    4.41
   53      4.41    4.42    4.43    4.44    4.45    4.46
   54      4.45    4.47    4.48    4.49    4.50    4.51

   55      4.50    4.52    4.53    4.54    4.55    4.56
   56      4.55    4.57    4.58    4.60    4.61    4.62
   57      4.60    4.62    4.64    4.65    4.67    4.68
   58      4.66    4.68    4.69    4.71    4.73    4.74
   59      4.71    4.73    4.75    4.77    4.79    4.81

   60      4.77    4.79    4.81    4.84    4.86    4.88
   61      4.82    4.85    4.88    4.90    4.92    4.95
   62      4.88    4.91    4.94    4.97    4.99    5.02
   63      4.94    4.97    5.01    5.04    5.07    5.09
   64      5.00    5.04    5.07    5.11    5.14    5.17

   65      5.06    5.10    5.14    5.18    5.22    5.25
   66      5.13    5.17    5.21    5.25    5.29    5.33
   67      5.19    5.24    5.28    5.33    5.37    5.42
   68      5.25    5.30    5.35    5.40    5.45    5.50
   69      5.31    5.37    5.43    5.48    5.54    5.59

   70      5.37    5.44    5.50    5.56    5.62    5.68
   71      5.44    5.50    5.57    5.64    5.70    5.77
   72      5.50    5.57    5.64    5.71    5.79    5.86
   73      5.56    5.63    5.71    5.79    5.87    5.95
   74      5.61    5.70    5.78    5.87    5.95    6.04

   75      5.67    5.76    5.85    5.94    6.04    6.13
   76      5.73    5.82    5.92    6.02    6.12    6.22
   77      5.78    5.88    5.99    6.09    6.20    6.30
   78      5.83    5.94    6.05    6.16    6.27    6.39
   79      5.88    5.99    6.11    6.23    6.35    6.47

   80      5.93    6.05    6.17    6.30    6.42    6.56

Monthly payment for ages not shown will be furnished by the Company on request.
-------------------------------------------------------------------------------------------------------------------------------

One-Year Guaranteed Rate Fixed Account Option Rider

This rider has been attached to and made a permanent part of your Contract as of the original Contract Date. Subject to the provisions of this rider and of your Contract, we will provide the benefits described below should you choose to allocate a portion of your Net Purchase Payment(s) to this Fixed Account Option.

Definitions

"Exchange" - One Exchange will be deemed to occur with each voluntary transfer from any Subaccount or any Fixed Account Option available under your Contract.

"Fixed Account" - The Fixed Account, which is part of our General Account, consists of Accumulated Values that are allocated to it from contracts similar to this one. We will credit these values with interest as specified in the One-Year Guaranteed Rate Option provision, until the Annuity Date.

"General Account" - The account that contains all of our assets other than those held in our separate accounts.

Allocations to the Fixed Account

You determine, using whole percentages, what portion of your initial Net Purchase Payment will be allocated to this Option shown on the Schedule Page. You may choose to allocate nothing to this Fixed Account Option. Any allocations you do make must be at least $1,000 for Non-qualified or Qualified Contracts. The minimum balance for this Option must be at least $1,000.

You may change the allocation for additional Net Purchase Payments at any time by providing notice to us in writing or by phone. The change will take effect on the date we receive notice from you.

One-Year Guaranteed Rate Option

On the date that you make an allocation to this option, we will declare an interest rate effective for a one-year guarantee period. Each allocation will have its own interest rate and one-year guarantee period. In no event will any interest rate set for this option be less than 3%.

Unless you have previously given us notice directing us to do otherwise, at the end of an allocation's one-year guarantee period, we will automatically renew the value of that allocation for another one-year guarantee period in this option at the rate we declare at the time of the renewal. You will have a ten-day period, starting on the first day of the automatic renewal, during which you may, without penalty, elect to transfer all or part of the value of that allocation to: any of the Subaccounts then available; or any Fixed Account Option then available. You must provide notice of your election to us by phone or in writing within 10 days after the first day of each allocation's automatic renewal to another one-year guarantee period.

Exchanges

You may make as many exchanges from the One-Year Guaranteed Rate Option to any of the Subaccounts or any Fixed Account Options available under your Contract during a Contract Year as you wish, subject to the terms and conditions set forth for exchanges in the "Exchanging Units" section of your Contract.

However, if you make an exchange from this option at any time prior to the end of a one-year guarantee period, we will reduce the amount exchanged by an amount equal to the previous 90 days of interest on the amount of that exchange. The value of this option will then be reduced by the exchange amount requested.

We guarantee that any loss of previous interest described above applicable to an allocation will never be greater than the amount of interest credited to that allocation in excess of 3%.

Exchanges will be taken from your allocations to this option in the order specified in your notice to us. If you do not specify which allocations to take exchanges from, we will first take the exchange from the allocation with the shortest time remaining until the end of its guarantee period, and then from the allocation with the next shortest time remaining, and so on until the exchange amount requested is reached.

Partial or Full Withdrawals

If you make a partial or full withdrawal from this option at any time prior to the end of a one-year guarantee period, we will reduce the amount you withdraw by an amount equal to the previous 90 days of interest on the amount of the withdrawal.

As a result, you will receive an amount equal to: (a) the amount withdrawn from this option; less (b) the applicable charges described above. The value of this option will then be reduced by the amount withdrawn from this option.

We guarantee that any loss of previous interest described above applicable to an allocation will never be greater than the amount of interest credited to that allocation in excess of 3%.

Withdrawals will be taken from your allocations to this option in the order specified in your Written Notice. If you do not specify which allocations to take withdrawals from, we will first take the withdrawal from the allocation with the shortest time remaining until the end of its guarantee period, and then from the allocation with the next shortest time remaining, and so on until the withdrawal amount requested is reached.

Deferment of Payment

We may defer payment of a partial or full withdrawal from this Fixed Account Option for up to six months from receipt of Written Notice.

Dollar Cost Averaging

Subject to the same terms and conditions as set forth in the "Dollar Cost Averaging" provision of your Contract and in this rider, you may elect to have a specified dollar amount transferred from the money market portfolio to this Fixed Account Option on a monthly basis.

Accumulated Value

On any Business Day after the Contract Date, the Accumulated Value is equal to:
(a) the Accumulated Value as defined in the Accumulated Value section of your Contract; plus (b) any interest credited to this Fixed Account Option and any other Fixed Account Option available under your Contract to which you have allocated Net Purchase Payments.

This rider is subject to all the exclusions, definitions and provisions of the Contract that are not inconsistent herewith. It will terminate when your Contract terminates.

Providian Life and Health Insurance Company

/s/ Susan E. Martin


Susan E. Martin
Secretary

Multi-Year Guaranteed Rate Fixed Account Option Rider

This rider has been attached to and made a permanent part of your Contract as of the original Contract Date. Subject to the provisions of this rider and of your Contract, we will provide the benefits described below should you choose to allocate a portion of your Net Purchase Payment(s) to this Fixed Account Option.

Definitions

"Exchange" - One Exchange will be deemed to occur with each voluntary transfer from any Subaccount or any Fixed Account Option available under your Contract.

"Fixed Account" - The Fixed Account, which is part of our General Account, consists of Accumulated Values that are allocated to it from contracts similar to this one. We will credit these values with interest as specified in the Multi-year Guaranteed Rate Option provision, until the Annuity Date.

"General Account" - The account that contains all of our assets other than those held in our separate accounts.

Allocations to the Fixed Account

You determine, using whole percentages, what portion of your initial Net Purchase Payment will be allocated to this Option as shown on the Schedule Page. You may choose to allocate nothing to this Fixed Account Option. Any allocations you do make must be at least $1,000 for Non-qualified or Qualified Contracts. The minimum balance for this Option must be at least $1,000.

You may change the allocation for additional Net Purchase Payments at any time by providing notice to us in writing or by phone. The change will take effect on the date we receive notice from you.

Multi-year Guaranteed Rate Option

On the date that you make an allocation to this option, we will declare an interest rate effective for the duration of the guarantee period you select. Each allocation will have its own interest rate and guarantee period. In no event will any interest rate set for this option be less than 3%.

Unless you have previously given us notice directing us to do otherwise, at the end of an allocation's guarantee period, we will automatically renew the value of that allocation for another guarantee period of the same duration as the one just ended at the rate we declare at the time of the renewal unless such an automatic renewal would result in a guarantee period that has an ending date later than the Annuity Date. In this case, we will transfer the value of that allocation to the money market portfolio.

For each allocation that is automatically renewed for another guarantee period of the same duration, you will have a ten-day period, starting on the first day of the automatic renewal, during which you may, without a market value adjustment, elect to transfer all or part of the value of that allocation to: any of the Subaccounts then available; any Fixed Account Option then available; or to renew the value of that allocation for any guarantee period then available under this option whose ending date is not later than the Annuity Date at the rate we declare at the time of your renewal. You must provide notice of your election to us by phone or in writing within 10 days after the first day of each allocation's automatic renewal.

Exchanges

You may make as many exchanges from the Multi-year Guaranteed Rate Option to any of the Subaccounts or any Fixed Account Options available under your Contract during a Contract Year as you wish, subject to the terms and conditions set forth for exchanges in the "Exchanging Units" section of your Contract.

If you have more than one allocation in the Multi-year Guaranteed Rate Option, you may choose which allocation or allocations the exchange is to be made from. If you do not specify which allocation or allocations to take the exchange from, we will first take the exchange amount requested from the allocation with the shortest time remaining until the end of its guarantee period and then from the allocation with the next shortest time remaining until the end of its guarantee period until the amount of the exchange requested is reached.

However, if you make an exchange from this option at any time prior to the end of a guarantee period, we will increase or decrease the amount exchanged by a market value adjustment equal to: (a) the exchange amount requested; multiplied by (b) the Market Value Adjustment Factor described below.

We guarantee that any negative market value adjustment applicable to an allocation will never be greater than the amount of interest credited to that allocation in excess of 3%.

The Market Value Adjustment Factor is equal to:     (N/12) x (B-E)

where:

"N" is the number of months remaining in the applicable guarantee period, including any part of a month;

"B" is the interest rate in effect for the applicable guarantee period, which was declared on the date of the applicable allocation to this option; and

"E" is the constant maturity Treasury rate for the duration equal to that of the applicable guarantee period. If a constant maturity Treasury rate is not published for that duration, we will use the published constant maturity Treasury rate of the next longest maturity. For example, if the duration of the guarantee period is nine years, we will use the 10-year constant maturity Treasury rate. A constant maturity Treasury rate is the weekly average yield of United States Treasury Securities adjusted to a constant maturity of a specified number of years. Constant maturity Treasury rates are published in the Federal Reserve Board Statistical Release H.15(519). Should constant maturity Treasury rates ever change in frequency or be withdrawn from publication, we will replace them with a comparable nationally published index.

The value of this option will be reduced by an amount equal to the exchange amount requested.

Partial or Full Withdrawals

If you make a partial or full withdrawal from this option at any time prior to the end of a guarantee period, the amount you withdraw will be increased or decreased by an amount equal to: (a) the amount withdrawn; multiplied by (b) the Market Value Adjustment Factor.

As a result, you will receive an amount equal to: (a) the amount withdrawn from this option; adjusted by (b) a positive or negative Market Value Adjustment Factor. The value of this option will be reduced by the amount withdrawn from this option.

If you have more than one allocation in the Multi-year Guaranteed Rate Option, you may choose which allocation or allocations the withdrawal is to be made from. If you do not specify which allocation or allocations to take the withdrawal from, we will first take the withdrawal from the allocation with the shortest time remaining until the end of its guarantee period and then from the allocation with the next shortest time remaining until the withdrawal amount requested is reached.

Deferment of Payment

We may defer payment of a partial or full withdrawal from this Fixed Account Option for up to six months from receipt of Written Notice.

Dollar Cost Averaging

Subject to the same terms and conditions as set forth in the "Dollar Cost Averaging" provision of your Contract and this rider, you may elect to have a specified dollar amount transferred from the money market portfolio to this Fixed Account Option on a monthly basis.

Accumulated Value

On any Business Day after the Contract Date, the Accumulated Value is equal to:
(a) the Accumulated Value as defined in the Accumulated Value section of your Contract; plus (b) any interest credited to this Fixed Account Option and any other Fixed Account Option available under your Contract to which you have allocated Net Purchase Payments.

Death Benefit

If any portion of the Death Benefit described in your Contract is derived from the Multi-year Guaranteed Rate Option, that portion of the Accumulated Value will be adjusted by a positive Market Value Adjustment Factor, if applicable, as defined above.

Annuity Payment Option Proceeds

If, on the Annuity Date, a portion of the Accumulated Value of your Contract is allocated to this option, the proceeds to be applied under a Payment Option will be equal to the Contract's Accumulated Value 10 Business Days prior to the Annuity Date, less any applicable Premium Tax, adjusted by applying any positive Market Value Adjustment Factor to that portion of the Accumulated Value that is allocated to this option.

This rider is subject to all the exclusions, definitions and provisions of the Contract that are not inconsistent herewith. It will terminate when your Contract terminates.

Providian Life and Health Insurance Company

/s/ Susan E. Martin


Susan E. Martin
Secretary

Guaranteed Equity Fixed Account Option Rider

This rider has been attached to and made a permanent part of your Contract as of the original Contract Date. Subject to the provisions of this rider and of your Contract, we will provide the benefits described below should you choose to allocate a portion of your Net Purchase Payment(s) to this Fixed Account Option.

Definitions

"Averaging Period" - The Averaging Period is the number of months prior to the end of an allocation's guarantee period that we will use to determine the ending value (the "Ending Value") of the S&P 500 Index at the end of that allocation's guarantee period. In no event will the number of months comprising the Averaging Period be less than one.

"Exchange" - One Exchange will be deemed to occur with each voluntary transfer from any Subaccount or any Fixed Account Option available under your Contract.

"Fixed Account" - The Fixed Account, which is part of our General Account, consists of Accumulated Values that are allocated to it from contracts similar to this one. We will credit these values with interest as specified below, until the Annuity Date.

"General Account" - The account that contains all of our assets other than those held in our separate accounts.

"Index Affected Value" - At the end of an allocation's guarantee period, the Index Affected Value is equal to (1) plus (2) where: (1) is that allocation; and
(2) is the Participation Rate for that allocation, multiplied by the percentage change of the S&P 500 Index for that allocation (determined as described below), multiplied by that allocation.

We calculate the percentage change of the S&P 500 Index for an allocation in the following manner. First, the Ending Value of the S&P 500 Index is calculated for the Averaging Period specified for that allocation. If the Averaging Period is one month, then the closing value of the S&P 500 Index on the last business day of the last month during the guarantee period is the Ending Value. If the Averaging Period is greater than one month, then the average of the closing value of the S&P 500 Index on the last business day of each month during the Averaging Period is the Ending Value. Second, the Ending Value is divided by the Beginning Value, which is the value of the S&P 500 Index on the date you made that allocation. Third, one is subtracted from the value resulting from this division.

"Participation Rate" - The Participation Rate is the rate at which you participate in the percentage change of the S&P 500 Index for an allocation. In no event will the Participation Rate be less than 0%.

"S&P 500 Index" - The S&P 500 Index is the Standard and Poor's Composite Stock Price Index, as compiled and calculated by the Standard and Poor's Corporation. Should the S&P 500 Index ever change in frequency or be withdrawn from publication, we will replace it with a nationally published index. "S&P 500/R/" is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Providian Corporation.

The Guaranteed Equity Option is not sponsored by, endorsed, sold or promoted by Standard & Poor's Corporation ("S&P"). S&P makes no representation or warranty, express or implied, to investors in this Fixed Account Option or any member of the public regarding the advisability of investing in securities generally or in this Fixed Account Option particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Providian Life and Health Insurance Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index that is determined, composed and calculated by S&P without regard to Providian Life and Health Insurance Company or the

Guaranteed Equity Option. S&P has no obligation to take the needs of Providian Life and Health Insurance Company or the investors in this Fixed Account Option into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of this Fixed Account Option to be issued or in the determination or calculation of the equation by which this Fixed Account Option is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Guaranteed Equity Option.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein. S&P makes no warranty, express or implied, as to the results to be obtained by Providian Life and Health Insurance Company, investors in the Guaranteed Equity Option, or any other person or entity from the use of the S&P 500 Index or any data included therein in connection with the rights licensed by Providian Life and Health Insurance Company or fro any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or such consequential damages (including lost profits), even if notified of the possibility of such damages.

Allocations to the Fixed Account Option

You determine, using whole percentages, what portion of your initial Net Purchase Payment will be allocated to this Option as shown on the Schedule Page. You may choose to allocate nothing to this Fixed Account Option. Any allocations you do make must be at least $1,000 for Non-qualified or Qualified Contracts.

You may change the allocation for additional Net Purchase Payments at any time by providing notice to us in writing or by phone. The change will take effect on the date we receive notice from you.

Guaranteed Equity Option

You may allocate Net Purchase Payments or exchanges to this option only on the first Business Day of each month. We reserve the right to allow the allocation of Net Purchase Payments or exchanges more frequently than the first Business Day of each month at our sole discretion.

On the date you make an allocation to this option, we will declare: (a) the duration of the guarantee period applicable to the allocation; (b) the duration of the Averaging Period; and (c) the Participation Rate. Each allocation will have its own guarantee period, Averaging Period, and Participation Rate.

During each allocation's guarantee period, we will establish a guaranteed fund (the "Guaranteed Fund") applicable to that allocation and will credit interest to that Guaranteed Fund at a guaranteed annual effective rate of 3% compounded annually on 100% of that allocation. At the end of an allocation's guarantee period, the value of that allocation will be equal to the greater of (a) the Guaranteed Fund or, (b) the Index Affected Value.

At the end of an allocation's guarantee period you may, without penalty, elect to exchange all or part of the value of that allocation to: any of the Subaccounts then available; any Fixed Account Option then available; or to reallocate the value of that allocation to this option at the guarantee period, Averaging Period, and Participation Rate declared by us at the time of your reallocation.

You must provide notice of your election to us within 30 days before the end of each allocation's guarantee period. If we do not receive your Written Notice within an allocation's 30-day period, we will automatically transfer the value of that allocation to this option to the Money Market Portfolio at the end of that allocation's guarantee period.

Exchanges and Full and Partial Withdrawals

You may not make an exchange or a full or partial withdrawal from an allocation to this option before the end of that allocation's guarantee period.

Dollar Cost Averaging

Subject to the terms and conditions set forth in the "Dollar Cost Averaging" provision of your Contract and this rider, you may elect to have a specified dollar amount transferred from the money market portfolio to the Guaranteed Equity Option on a monthly basis.

Accumulated Value

On any Business Day after the Contract Date, the Accumulated Value is equal to:
(a) the Accumulated Value as defined in the Accumulated Value Section of your Contract; plus (b) any interest credited to this Fixed Account Option; plus (c) any interest credited to any other Fixed Account Options available under your Contract to which you have allocated Net Purchase Payments.

Death Benefit

If any portion of the Death Benefit described in your Contract is derived from the Guaranteed Equity Option, then that portion of the Death Benefit shall equal the sum of the values of all current Guaranteed Funds.

This rider is subject to all the exclusions, definitions and provisions of the Contract that are not inconsistent herewith. It will terminate when your Contract terminates.

Providian Life and Health Insurance Company

/s/ Susan E. Martin


Susan E. Martin
Secretary

Dollar Cost Averaging Fixed Account Option Rider

This rider has been attached to and made a permanent part of your Contract as of the original Contract Date. Subject to the provisions of this rider and of your Contract, we will provide the benefits described below should you choose to allocate a portion of your Net Purchase Payment(s) to this Dollar Cost Averaging
(DCA) Fixed Account.

Definitions

"Exchange" - One Exchange will be deemed to occur with each voluntary transfer from any Subaccount or any Fixed Account Option available under your Contract. No administrative fee will be charged for Exchanges from the DCA Fixed Account.

"Fixed Account" - The Fixed Account, which is part of our General Account, consists of Accumulated Values that are allocated to it from contracts similar to this one. We will credit these values with interest as specified in the DCA Fixed Account Option provision, until the Annuity Date.

"General Account" - The account that contains all of our assets other than those held in our separate accounts.

Allocations to the Dollar Cost Averaging Fixed Account

You may determine, using whole percentages, what portion of your initial Net Purchase Payment, if any, will be allocated to this Option shown on the Schedule Page. You may allocate all or any portion of subsequent Purchase Payments to the DCA Fixed Account Option.

You may change the allocation for additional Net Purchase Payments at any time by providing notice to us in writing or by phone. The change will take effect on the date we receive notice from you.

Dollar Cost Averaging Fixed Account Option

We may offer a DCA Fixed Account Option. This option will have a one year interest rate guarantee. The current interest rate we credit may vary on different portions of the DCA Fixed Account. The credited interest rate will never be less than the minimum effective annual interest rate of 3%.

Prior to the Annuity Date, if you have at least $5,000 in the DCA Fixed Account, you may instruct us to automatically Exchange a specified amount from the DCA Fixed Account to any Subaccount(s) of the Separate Account. The automatic Exchange will occur monthly on a "first-in-first-out" basis. If the DCA request is received prior to the 28th day of any month, the first Exchange will occur on the 28th day of that month. If the DCA request is received on or after the 28th day of any month, the first Exchange will occur on the 28th day of the following month.

Prior to the Annuity Commencement Date, no Exchanges (except through automatic Dollar Cost Averaging Exchanges) will be allowed from the DCA Fixed Account. On the Annuity Date, any funds remaining in the DCA Fixed Account will be applied to the Annuity Payment Option selected.

Exchanges will continue until the DCA Fixed Account value is depleted. The amount transferred each time must be at least $250. All Exchanges from the DCA Fixed Account will be the same amount as the initial Exchange. You may change the amount Exchanged once per Contract Year. Changes can also be made, at any time, to the choice of Subaccounts to which these Exchanges are allocated. We must receive notice of any change, by phone or in writing, at least 7 days prior to the next Exchange date. Exchanges must be scheduled for at least 6, but not more than 24 months each time the DCA program is started or restarted following termination of the program for any reason. If on any Exchange date, the value in the DCA Fixed Account is equal to or less than the amount elected to have transferred, we will transfer the entire amount and this program will no longer be in effect.

You may discontinue automatic Dollar Cost Averaging Exchanges after satisfying the minimum number of required Exchanges by phone or by sending written notice to us at least 7 days prior to the next Exchange date. If the DCA program is terminated by you for any reason, any remaining value attributable to the DCA Fixed Account will remain in the DCA Fixed Account and will continue to earn interest until such time as you either restart the program or make a full withdrawal of the funds. If you wish to restart the program but have less than $5,000 in the DCA Fixed Account, an exception will be made and Exchanges will continue until the value in the DCA Fixed Account is depleted. You will not be able to discontinue the automatic Exchanges until the value in the DCA Fixed Account is depleted.

Partial or Full Withdrawals

For partial or full withdrawals, as described in the Contract to which this Rider is attached, made during the first six Contract Years, we will reduce the amount withdrawn by an additional amount equal to: (a) the applicable Withdrawal Factor shown on the Contract Schedule Page; multiplied by (b) the amount of the withdrawal which exceeds the Penalty Free Amount.

As a result, you will receive a withdrawal amount equal to: (a) the amount withdrawn from this option; less (b) the applicable charges described above.

The value of this option will then be reduced by the amount withdrawn. Partial withdrawals are made on a first in first out basis.

Deferment of Payment

We may defer payment of a partial or full withdrawal from this DCA Cost Averaging Fixed Account Option for up to six months from receipt of Written Notice.

Accumulated Value

On any Business Day after the Contract Date, the Accumulated Value under the Contract is equal to: (a) the Accumulated Value as defined in the Accumulated Value section of your Contract; plus (b) any interest credited to the DCA Fixed Account Option.

This rider is subject to all the exclusions, definitions and provisions of the Contract that are not inconsistent herewith. It will terminate when your Contract terminates.

Providian Life and Health Insurance Company

/s/ Susan E. Martin


Susan E. Martin
Secretary

Qualified Annuity Plan Amendment To Qualify the Contract as an Individual Retirement Annuity (IRA)

This Amendment is part of the Contract to which it is attached

The Contract is amended as specified below to qualify as an Individual Retirement Annuity under Section 408(b) of the Internal Revenue Code of 1986, as amended from time to time ("the Code").

Notwithstanding any provisions in the Contract to the contrary:

A. The Annuitant will at all times be the Owner. The Annuitant's rights under the contract shall be nonforfeitable and for the exclusive benefit of the Annuitant and his or her beneficiary. Any provision of the Contract which would allow joint ownership or which would allow more than one person to share Annuity Payments is deleted.

B. The Contract may not be transferred, sold, assigned, alienated, or pledged as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person; except that the Contract may be transferred to a former spouse of the Annuitant' under a divorce decree or written instrument incident to such divorce. In the event of such transfer, the transferee shall for all purposes be treated as the Owner and Annuitant under this Contract.

C. Except in the case of a "rollover contribution" as described in Section 402(a)(5), 402 (a)(6)(F), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of
   the Code or a contribution made in accordance with the terms of a Simplified Employee Pension ("SEP") as described in Section 408(k) of the code, the premium paid (or "Purchase Payment" made, if the contract is a variable annuity) under this contract shall not exceed $2,000 in cash, or such other maximum as the Code may allow. The Annuitant shall have the sole responsibility for determining whether any Premium Payment (Purchase Payment) qualifies as a rollover contribution for income tax purposes.

D. Any refund of premiums, other than refunds attributable to excess contributions, will be applied before the close of the calendar year following the year of the refund toward the payment of additional premiums or the purchase of additional benefits.

E. The Annuity Date is the date on which the entire Contract value will be distributed or commence to be distributed. The Annuity Date shall not be later than April 1 of the calendar year following the year in which the Annuitant attains age 70-1/2.

   The annual distribution required to be made on the Annuity Date will be for the calendar year in which the Annuitant attains age 70-1/2. Annual Payments for subsequent years including the year in which the Annuity Date occurs, must be made by December 31 of that year. The amount distributed for each year shall equal or exceed the Contract value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint life expectancy.

F. If the Annuitant should receive a distribution from the Plan before age 59-1/2, additional Federal Income Tax will be incurred unless the early payment is due to disability or death or distribution in the form of an annuity payable over the life expectancy of the Annuitant and his designated beneficiary. "Disability" means a medically determinable disability of such nature that the Annuitant is unable to engage in any substantial gainful activity and that it can be expected to result in death or to be of long, continued and indefinite duration.

G. Benefit Payments may be made only (1) in one lump sum, or (2) in equal or substantially equal amounts over (a) the Annuitant's life, or over the lives of the Annuitant and his or her designated beneficiary, or (b) over a period certain that does not exceed the Annuitant's life expectancy, or the joint life expectancy of the Annuitant and his or her beneficiary.

   If the Annuitant's entire interest is to be distributed in other than lump sum, then the minimum amount to be distributed each year, commencing with the calendar year following the year in which the Annuitant attains age 70-1/2 and each year thereafter, shall be determined in accordance with Code Section 408(b)(3) and the regulations thereunder.

H. If the Annuitant dies after distribution of his or her interest has begun, the remaining interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death. If the Annuitant dies before his or her entire interest in this Contract has been distributed, no additional premium payments (Purchase Payments) will be accepted under this Contract after the Annuitant's death unless the beneficiary is the Annuitant's surviving spouse.

   If the Annuitant dies before any of his or her interest in the Contract has been paid, the entire interest will be distributed no later than December 31 of the calendar year in which the fifth anniversary of the Annuitant's death occurs unless (1) the interest is paid in substantially equal payments over a period certain not to exceed the lifetime, or life expectancy, of a designated beneficiary, and (2) payments begin not later than December 31 of the calendar year following the year in which the Annuitant's death occurs.

   If the designated beneficiary is the surviving spouse, the beneficiary may elect no later than December 31 of the calendar year in which the fifth anniversary of the Annuitant's death occurs, to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing no later than the date the Annuitant would have attained age 70-1/2. Minimum payments will be calculated in accordance with Code Section 408(b)(3) and the regulations thereunder. If the surviving spouse dies before payments begin, subsequent distributions shall be made as if the surviving spouse had been the Annuitant.

   If the surviving spouse is not the beneficiary, the method of distribution selected will assure that at least 50% of the present value of the amount available for distribution is paid within the Annuitant's life expectancy and that such method of distribution complies with the requirements of Code
   Section 408(b)(3) and the regulations thereunder.

   For purposes of this requirements, any amount paid to a child of the Annuitant shall be treated as if it had been paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

I. For purposes of the foregoing provisions life expectancy of the Annuitant and the joint life expectancy of the Annuitant and his or her beneficiary, shall be computed by use of the expected return multiplies in Tables V and IV of Sections 1.72-9 of the Income Tax Regulations, in accordance with Code
   Section 408 (b)(3) and the regulations thereunder. In the case of distributions under paragraph G above, the Annuitant's life expectancy or, if applicable, the joint life expectancy of the Annuitant and his or her beneficiary, will be initially determined on the basis of attained ages in the year the Annuitant reaches age 70-1/2. In the case of a distribution under paragraph H above, life expectancy shall be initially determined on the basis of the computation of the Annuitant's life expectancy and the life expectancy of his or her spouse shall be recalculated annually based on attained ages in the year for which the required distribution is being determined. The life expectancy of a nonspouse beneficiary shall not be recalculated.

J. Death Benefits are subject to Federal Estate Tax.

K. We reserve the right to amend or modify the Contract or Amendment to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes.

L. This Amendment is effective as of the Contract Date.

This Amendment is subject to all exclusions, definitions, and provisions of the Contract which are not inconsistent herewith.

In Witness Whereof, We have caused this Amendment to be signed by Our Secretary.

Providian Life and Health Insurance Company.




  Susan E. Martin
  Secretary